Exhibit 2.1
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED

______________________________________________________________________________
SHARE PURCHASE AGREEMENT
BY AND AMONG
QUANTERIX CORPORATION,
EMISSION INC.,
THE SHAREHOLDERS OF EMISSION INC.
AND
THE SHAREHOLDER REPRESENTATIVE
Dated as of December 16, 2024
______________________________________________________________________________

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”.  SUCH INFORMATION HAS BEEN OMITTED BECAUSE (i) IT IS NOT MATERIAL, AND (ii) IT WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED

SHARE PURCHASE AGREEMENT
THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of December 16, 2024, is made by and among Quanterix Corporation, a Delaware corporation (“Buyer”), Emission Inc., a Delaware corporation (the “Company”), the shareholders listed on Schedule II and the signature pages hereto (each, a “Shareholder” and, collectively, the “Shareholders”), and Van Chandler, as the “Shareholder Representative.” For the avoidance of doubt, the term “Shareholder” as used herein includes each Stockholder of Record and each Beneficial Owner listed on Schedule II.
WHEREAS, the Shareholders collectively own all of the issued and outstanding shares of capital stock of the Company, which consists of 6,620,000 common shares, $0.0001 par value per share, of the Company as set forth on Schedule II hereto (the ”Shares”);
WHEREAS, Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer, all of the Shares upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings set forth on Schedule I.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF SHARES
1.1Purchase and Sale of Shares. At the Closing, on the terms and subject to the conditions set forth in this Agreement, each Shareholder shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from such Shareholder, all Shares held by each Shareholder, free and clear of all Liens (other than restrictions on transfer arising under applicable state or federal securities Laws).
1.2Closing; Delivery of Certificates.
(a)Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement will take place at 10:00 a.m. (Boston time) on January 8, 2025 following satisfaction or waiver of the conditions set forth in Section 1.4 below, unless another time or date is agreed to in writing by the Shareholder Representative and Buyer (the “Closing”, and the date of such Closing, the “Closing Date”) The Closing shall be effected by the delivery of documents via e-mail, facsimile and/or overnight courier, unless otherwise agreed to in writing by the Shareholder Representative and Buyer.
(b)At the Closing, each Shareholder shall deliver to Buyer a certificate or certificates representing all of the Shares held by such Shareholder, duly endorsed in blank for transfer or together with stock powers duly executed in blank (a “Share Power”). Each of the Shareholders hereby agrees, at such Shareholder’s own cost, to execute and deliver or procure to be done and executed and delivered such other instruments and documents and to do all such further acts and things as may be necessary for effecting completely the transfer of the legal and beneficial ownership of the Shares to Buyer free and clear of all Liens (other than restrictions on transfer arising under applicable state or federal securities Laws).
1.3Withholding Rights. Buyer shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payments under the provisions of any applicable Tax Laws. Any such withheld amounts shall be timely paid to the appropriate Governmental Authority and, to the extent so paid, shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

1.4Transactions and Deliveries at Closing.
(a)At the Closing, the Company and the Shareholders will deliver or cause to be delivered to Buyer the following:
(i)Secretary’s Certificate. A certificate in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, signed by the Secretary of the Company, certifying (A) the continued effectiveness of the Company’s Organizational Documents, (B) the capitalization of the Company, (C) the valid adoption of resolutions of the Board of Directors of the Company approving this Agreement and the consummation of the transactions contemplated hereby, (D) the incumbency of the officers of the Company, (E) the good standing of the Company under the Laws of the State of Delaware and the valid existence of the Company under the Laws of the State of Texas,
(ii)Closing Certificate. A certificate in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, signed by an officer of the Company certifying that (A) the reps and warranties of the Company set forth in ARTICLE IV (Representations and Warranties with Respect to the Company) shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date, (B) the consummation of the transactions contemplated hereby does not violate or conflict with any Contract to which the Company is bound, or any Law or governmental order to which the Company is subject and (C) since the date of this Agreement, no Material Adverse Effect has occurred.
(iii)Consents and Approvals. All consents as set forth on Schedule 1.4(a)(iii) that are necessary for the consummation of the transactions contemplated hereby on the terms, and conferring upon Buyer all of the rights and benefits, as contemplated herein, in form and substance reasonably satisfactory to Buyer or waived by Buyer in writing.
(iv)Related Agreements. The Related Agreements to which the Company or the Shareholders are party executed by the Company and/or the Shareholders, as applicable.
(v)Resignation of Officers and Directors. Resignations, in form and substance reasonably satisfactory to Buyer, effective as of the Closing Date from each officer and director of the Company.
(vi)Termination of Other Agreements. Evidence reasonably satisfactory to Buyer that the Contracts set forth on Schedule 1.4(a)(vi) have been terminated without any liability to the Company.
(vii)Amendment of Bylaws. Evidence reasonably satisfactory to Buyer that the Company’s bylaws have been amended to remove Article V, Section 2 without any liability to the Company.
(viii)R&W Certificate. A certificate executed by the Shareholder Representative certifying that each of the representations and warranties set forth in ARTICLE III (Representations and Warranties with Respect to the Shareholders) shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date with the same force and effect as if made at and as of the Closing Date.
(ix)Closing Statement Certificate. A certificate executed by a duly authorized officer of the Company certifying as to the accuracy of the completed Closing Statement (as defined in Section 2.3).

(x)A signed payoff letter from Pavilion Integration Corporation (“PIC”), in a form reasonably acceptable to Buyer, indicating that all amounts owing by the Company to PIC have been paid in full as of the Closing.
(b)At the Closing, Buyer shall deliver to the Company and Shareholders:
(i)Related Agreements. The Related Agreements to which Buyer is a party executed by Buyer.
(ii)Security Deposit. Buyer shall have provided a substitute security deposit with the landlord on the Real Property Lease.
1.5Termination.
(a)This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:
(i)by the mutual written consent of Buyer and the Shareholder Representative; and
(ii)by either Buyer or the Shareholders, upon written notice from Buyer or the Shareholder Representative to the other party, if the Closing shall not have occurred on or before January 31, 2025, which date may be extended from time to time by mutual written consent of Buyer and the Shareholders’ Representative (such date, as it may be so extended from time to time, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 1.5(a)(ii) shall not be available to a party whose failure to materially perform any of its obligations under this Agreement has been a principal cause of or directly resulted in the failure of the Closing to occur on or before the Outside Date;
(iii)by Buyer, if any of the representations or warranties in ARTICLE III (Representations and Warranties with Respect to the Shareholders) or ARTICLE IV (Representations and Warranties with Respect to the Company) (1) that are qualified by a materiality standard shall not be true and correct, (2) that are not qualified by a materiality standard, shall not be true and correct in all material respects, or (3) if the Shareholders have failed to perform any covenant or agreement required under this Agreement such that the transactions and deliverables set forth in Section 1.4(a) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to materially perform any covenant or agreement, as applicable, are not cured on or prior to the earlier of (x) 10 days after written notice thereof is delivered to the Shareholder Representative and (y) the Outside Date;
(iv)by the Shareholders, if any of the representations or warranties in ARTICLE V (Representations and Warranties of Buyer) (1) that are qualified by a materiality standard shall not be true and correct, (2) that are not qualified by a materiality standard, shall not be true and correct in all material respects, or (3) if Buyer has failed to perform any covenant or agreement required under this Agreement such that the transactions and deliverables set forth in Section 1.4(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured on or prior to the earlier of (i) 10 days after written notice thereof is delivered to Buyer and (ii) the Outside Date; and
(v)by Buyer, upon written notice to the Shareholder Representative, if since the date of this Agreement the Company has experienced a Material Adverse Effect.

ARTICLE II
PURCHASE PRICE
2.1Purchase Price. The aggregate purchase price payable for the purchase and sale of all of the Shares shall be (i) $10,000,000 (the “Base Purchase Price”), plus (ii) the Deferred Consideration (as hereinafter defined), the sum of the Base Purchase Price and the Deferred Consideration, the “Purchase Price”.
2.2Payment of Base Purchase Price. In consideration of the transfer of 100% of the outstanding equity of the Company to Buyer and of the other representations, warranties and covenants herein, Buyer shall make the following payments by wire transfer of immediately available funds to such bank account(s) as shall be designated in writing by the Company at least three (3) Business Days prior to the Closing:
(a)first, at Closing, on behalf of the Company, to the respective payees of the Transaction Expenses, the aggregate amount of the Transaction Expenses as directed in writing by the Company prior to the Closing;
(b)second, at Closing, to the Shareholders in the amounts set forth in the Closing Statement, the remainder of the Base Purchase Price in accordance with Section 2.3 after deducting the Transaction Expenses, Holdback Amount and any amounts withheld pursuant to Section 1.3; and
(c)third, not later than 15 days following the expiration of the twelve (12) month period following the Closing Date, $1,000,000 (the “Holdback Amount”), subject to adjustment as permitted by this Agreement.
2.3Closing Statement. Attached hereto as Exhibit A is a form of written statement (the “Closing Statement”) that sets forth:
(a)the name, address, tax identification number of each Shareholder, the number of Shares held by such Shareholder, such Shareholder’s Pro Rata Share of the issued and outstanding Shares of the Company and such Shareholder’s Pro Rata Share of the remainder of the Base Purchase Price. A Shareholder’s “Pro Rata Share” means the ratio of (i) the number of Shares held by such Shareholder as of the Closing Date to (ii) the total Shares issued and outstanding as of the Closing Date; and
(b)the aggregate amount of estimated Net Working Capital as of the Closing Date (“Estimated Net Working Capital”).
No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to Buyer a draft Closing Statement. The Closing Statement shall be based upon the books and records of the Company and shall be prepared in accordance with the definitions contained in this Agreement and GAAP. Buyer and its agents shall be provided with reasonable access, during regular business hours and upon reasonable prior notice, to the financial books and records on which the draft Closing Statement is based prior to the Closing Date and to the Shareholders Representative of the Company so as to enable it to verify the amounts set forth in the draft Closing Statement prior to the Closing.

2.4Net Working Capital – Post-Closing Adjustment. Within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to the Shareholder Representative a statement setting forth its calculation of Net Working Capital as of the Closing Date (the “Closing Net Working Capital”) using the cash basis of financial accounting in accordance with the Company’s historical accounting practices (i.e. no adjustments to convert to an accrual basis). The post-closing adjustment shall be an amount equal to the Closing Net Working Capital minus the Estimated Net Working Capital (the “Post-Closing Adjustment”). If the Post-Closing Adjustment is a positive number, Buyer shall pay to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement an amount equal to the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, Buyer shall deduct from the Holdback Amount an amount equal to the Post-Closing Adjustment. Any payment made pursuant to this Section 2.4 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.
2.5Deferred Consideration. The Parties have agreed that a portion of the Purchase Price shall be payable as deferred consideration, subject, in each case, to the satisfaction of the conditions precedent to payment, as set forth below:
(a)$10,000,000 for completion of all activities and satisfaction of the Equivalency Condition set forth on Annex A (“Earn-Out 1”);
(b)$[***] per Data Point for Emission Beads incorporated into Assay Kits sold by Buyer or Company (or any Affiliates of Buyer or Company) to third parties or used in Buyer’s Accelerator Lab for use in services for third parties (the “Data Point Royalty”) during the period from the Closing Date until December 31, 2027 (“Earn-Out 2”);
(c)$[***] for each unit of Emission PCBA (i) sold to a third party (outside of any instrument), (ii) used in a Simoa Instrument sold to a third party or (iii) used in a Simoa Instrument used in Buyer’s Accelerator Lab costs (the “PCBA Gross Margin”) during the period from the Closing Date until December 31, 2027 (“Earn-Out 3”); provided, however, that if Buyer’s purchase price for a unit of Emission PCBA exceeds $[***], then $[***] shall be reduced by $[***] for each [***] the purchase price exceeds $[***];
(d)$[***] for each $[***] of Net Sales of Emission Beads by Buyer or Company (or any Affiliates of Buyer or Company) to third parties for which payment is actually received (the “Third Party Bead Sales”) during the period from the Closing Date until December 31, 2029 (“Earn-Out 4”);
(e)$[***] for each Emission Instrument sold to a third party by Buyer or Company (or any Affiliates of Buyer or Company) for which payment is actually received (the “Third Party Instrument Sales”) during the period from the Closing Date until December 31, 2029 (“Earn-Out 5”); provided, however, that if Buyer’s purchase price for a unit of Emission PCBA exceeds $[***], then $[***] shall be reduced by $[***] for each [***] the purchase price exceeds $[***]; and
(f)$[***] for each $[***] of gross revenues from any Emission Instrument License, including, but not limited, to upfront license fees, sublicense fees, and royalty payments, in each case for which payment is actually received by Buyer or the Company (or any Affiliates of Buyer or Company) (the “Third Party License Revenues”) during the period from the Closing Date until December 31, 2029 (“Earn-Out 6” and collectively with Earn-Out 1, Earn-Out 2, Earn-Out 3, Earn-Out 4 and Earn-Out 5, the “Earn-Outs”). Any one of the Earn-Outs individually may be referred to as an “Earn-Out.”
2.6The amounts set forth in (a) through (f) above constitute the “Deferred Consideration” portion of the Purchase Price. In no event shall the Deferred Consideration exceed $60,000,000. Payment of any Deferred Consideration is not contingent upon any Shareholder being or remaining employed by the Company at the time of determination of any amounts owing or the time of payment.
Earn-Out 1 shall be payable by wire transfer to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement within 15 Business Days of satisfaction of the Equivalency Condition (as defined in Annex A), as mutually agreed in writing by Buyer and the Shareholder Representative; provided, however, that if the Equivalency Condition is not satisfied prior to January 8, 2026, and the failure to satisfy is principally due to Buyer’s failure to dedicate reasonably sufficient effort or resources, and is not due to failure or inaction of any Shareholder or Company employee (employed prior to the Closing Date) or technical infeasibility, Earn-Out 1 shall be payable within 15 Business Days of January 8, 2026. Earn-Out 2 shall be payable by wire transfer to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement within 15 Business Days of the date that the amount of the Data Point Royalty for the relevant twelve month period has been finally determined by Buyer’s finance department and communicated to the Shareholder Representative in writing, which date shall be no later than 45 days following the conclusion of the relevant twelve month period. Earn-Out 3 shall be payable by wire transfer to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement within 15 Business Days of the date that the amount of PCBA Gross Margin for the relevant twelve month period has been finally determined by Buyer’s finance department and communicated to the Shareholder Representative in writing, which date shall be no later than 45 days following the conclusion of the relevant twelve month period. Earn-Out 4 shall be payable by wire transfer to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement within 15 Business Days of the date that the amount of Third Party Bead Sales for the relevant twelve month period has been finally determined by Buyer’s finance department and communicated to the Shareholder Representative in writing, which date shall be no later than 45 days following the conclusion of the relevant twelve month period. Earn-Out 5 shall be payable by wire transfer to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement within 15 Business Days of the date that the amount of Third Party Instrument Sales for the relevant twelve month period has been finally determined by Buyer’s finance department and communicated to the Shareholder Representative in writing, which date shall be no later than 45 days following the conclusion of the relevant twelve month period. Earn-Out 6 shall be payable by wire transfer to the Shareholders based on their Pro Rata Shares set forth in the Closing Statement within 15 Business Days of the date that the amount of Third Party License Revenues for the relevant twelve month period has been finally determined by Buyer’s finance department and communicated to the Shareholder Representative in writing, which date shall be no later than 45 days following the conclusion of the relevant twelve month period. Each date on which Buyer’s finance department makes such a determination in connection with any Earn-Out, a “Determination Date”. Each of the Data Point Royalty, PCBA Gross Margin, Third Party Bead Sales, Third Party Instrument Sales and Third Party License Revenues is a “Relevant Metric.” The Parties agree that the first twelve month period shall be from the Closing Date to December 31, 2025, and each subsequent twelve month period shall be the following calendar year.

The Shareholder Representative shall have the right to have a certified public accountant (a “Reviewing CPA”) of its selection audit the books and records of Buyer relevant to the calculation of the Relevant Metric within 45 days following the Determination Date for the applicable Earn-Out. Buyer covenants to give the Reviewing CPA access to the books, records, work papers, and any other back up materials of Buyer relevant to the calculation of the Relevant Metric, subject to reasonable advance notice and during normal business hours. If the Reviewing CPA determines that Buyer has not paid the Shareholders the full amount, if any, due to it for such Earn-Out and provides the Shareholder Representative and Buyer a report setting forth its determination (the “CPA Report”) and Buyer does not dispute the Reviewing CPA’s determination pursuant to the procedure set forth in the paragraph below, then Buyer shall within 15 Business Days of its receipt of the CPA Report pay the Shareholders in full for such short-fall or the undisputed portion thereof. If the Reviewing CPA determines that Buyer has overpaid the Shareholders for such Earn-Out, then the Shareholders shall within 15 Business Days of the Shareholder Representative’s receipt of the CPA Report pay to Buyer the amount of the overpayment that is not then subject to a Dispute Notice. The Shareholders shall pay the fees and expenses of the Reviewing CPA unless the short-fall attributable to an Earn-Out, if any, for the relevant period exceeds $[***], in which case, Buyer shall pay the reasonable fees and expenses of the Reviewing CPA.

If Buyer delivers written notice (the “Dispute Notice”) to the Shareholder Representative within 15 Business Days of its receipt of the CPA Report, stating that Buyer objects to the Reviewing CPA’s determination, and specifying the basis for such objection in reasonable detail, the Shareholder Representative and Buyer will attempt to resolve the dispute as promptly as practicable. If the Shareholder Representative and Buyer are unable to reach agreement within 45 days after delivery of the Dispute Notice, the Shareholder Representative and Buyer shall designate a mutually acceptable independent accounting or valuation firm as an expert (the ‘Expert”) to resolve the disputed items specified in the Dispute Notice. The Expert will (i) resolve the disputed items specified in the Dispute Notice and (ii) calculate the Relevant Metric for the Earn-Out, as applicable, as modified only by the resolution of such items, and in each case in accordance with the methodology for the calculation of the Relevant Metric as provided in this Agreement. The determination of the Expert will be made within 60 days after being selected and will be final and binding upon the parties. If the Expert determines that the Shareholders have been underpaid for the applicable Earn-Out, then Buyer shall within 15 Business Days of its receipt of the determination of the Expert pay to the Shareholders the amount of the underpayment. If the Expert determines that Buyer has overpaid the Shareholders for the applicable Earn-Out, then the Shareholders shall within 15 Business Days of the Shareholder Representative’s receipt of the determination of the Expert pay to Buyer the amount of the overpayment. The fees and expenses of the Expert will be borne by the party whose position did not substantially prevail in such determination, or if the Expert determines that neither party could be fairly found to be the substantially prevailing party, then such fees, costs and expenses will be borne 50% by the Shareholders, on the one hand, and 50% by Buyer, on the other.

From and after the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the business of the Company; provided, that, the Buyer (i) will provide a minimum of five (5) years of financial support to the Company as shown in the P&L Forecast set forth in Schedule 2.5 hereto (the “Forecast”); provided, however, that if aggregate sales for years one (1) through three (3) do not meet or exceed the Forecast, Buyer shall not be responsible for the financial support set forth in the Forecast for years four (4) and five (5); (ii) will not take any actions with the sole intent of avoiding or reducing any Earn-Out metric; (iii) will not divert to the Buyer’s other business units any business opportunity that, absent the transactions contemplated hereby, would ordinarily be attributed to the Company, in a manner that would reasonably be expected to avoid or reduce the Earn-Out payable to the Shareholders; and (iv) will use the same diligence in collecting the Company’s accounts receivable as Buyer uses in collecting its own accounts receivable. Subject to the foregoing, each Shareholder acknowledges that Buyer has no obligation to any Shareholder to operate such business in order to achieve or maximize any Earn-Out.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
Except as disclosed by the Company in the disclosure schedule, dated as of the date of this Agreement and delivered by the Company to Buyer (the “Disclosure Schedule”), each Shareholder, jointly and severally, hereby represents and warrants to Buyer that the representations and warranties contained in this Article III are true, complete and correct as of the date hereof and as of the Closing Date.
3.1Power; Authorization; Execution and Delivery; Valid and Binding Agreement. Such Shareholder has all requisite power and authority to execute and deliver this Agreement and the Related Agreements to which such Shareholder is party and to perform such Shareholder’s obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by such Shareholder and the Related Agreements to which such Shareholder is party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Shareholder. This Agreement and the Related Agreements to which such Shareholder is party have been duly executed and delivered by such Shareholder, and assuming that this Agreement and the Related Agreements to which such Shareholder is party are the valid and binding agreement of Buyer and the Company, constitute valid and binding obligations of such Shareholder, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (the “Enforceability Exceptions”).
3.2No Breach. The execution, delivery and performance of this Agreement by such Shareholder and the Related Agreements to which such Shareholder is party, and the consummation of the transactions contemplated hereby and thereby, do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien (other than restrictions on transfer arising under (a) the Bylaws (which shall be amended prior to the Closing Date as set forth in Section 1.4(a)(vii)), (b) the Shareholders Agreement (which shall be terminated prior to the Closing Date as set forth in Section 1.4(a)(vi)) and (c) applicable state or federal securities Laws) upon the Shares held by such Shareholder or require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority or other Person, under the provisions of any Contract to which such Shareholder is bound, or any Law or governmental order to which such Shareholder is subject.
3.3Ownership of Shares. Such Shareholder is the sole beneficial and record owner of the number of Shares set forth opposite such Shareholder’s name in Schedule II and has good and marketable title to such Shares, free and clear of all Liens, options, warrants, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than restrictions on transfer arising under (a) the Bylaws (which shall be amended prior to the Closing Date as set forth in Section 1.4(a)(vii)), (b) the Shareholders Agreement (which shall be terminated prior to the Closing Date as set forth in Section 1.4(a)(vi)) and (c) applicable state or federal securities Laws. Other than such Shares, such Shareholder does not own any equity interests in the Company or any security convertible into or exchangeable for any equity interest in the Company. Such Shareholder is not a party to any option, warrant, purchase right or other Contract (other than this Agreement) that could require such Shareholder to sell, transfer or otherwise dispose of such Shares owned by such Shareholder.
3.4Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Shareholder.
3.5Litigation. There is no Action pending or, to such Shareholder’s knowledge, threatened against such Shareholder that, if adversely determined, would be reasonably likely to adversely affect or restrict the ability of such Shareholder to consummate the transactions contemplated hereby. There is no governmental order to which such Shareholder is subject that would be reasonably likely to adversely affect or restrict the ability of such Shareholder to consummate the transactions contemplated hereby.
3.6No Material Misstatement. No representation or warranty or other statement made by the Shareholder, nor any of its officers, directors, employees, stockholders or partners, in this Agreement (including the Disclosure Schedule) contains any untrue or misleading statement of fact or omit to state any material fact necessary in order to prevent the statements and information contained therein from being false or misleading.
3.7 No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the Disclosure Schedules), none of the Shareholders or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
WITH RESPECT TO THE COMPANY
Except as disclosed by the Company in the Disclosure Schedule, the Company and each Shareholder hereby represent and warrant to Buyer that the representations and warranties contained in this Article IV are true, complete and correct as of the date hereof and as of the Closing Date.
4.1Organization, Good Standing and Qualification. The Company is duly incorporated and validly existing and in good standing under the Laws of the state of Delaware. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing under the Laws of each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or licensed by it makes such qualification or licensing necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. The Company has made available to Buyer true, complete and correct copies of its Organizational Documents, which Organizational Documents have not been modified or amended since delivery thereof to Buyer and which remain in full force and effect. The Company is not in violation of any of the provisions of its Organizational Documents.
4.2Authorization. The Company has all requisite power and authority necessary for the execution, delivery and performance by it of this Agreement and each Related Agreement to which it is a party. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and stockholders and no other action on the part of the Company’s Board of Directors or stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby.
4.3Valid and Binding Agreements. This Agreement has been duly and validly executed and delivered by the Company, and each Related Agreement to which the Company is a party, when executed and delivered by the Company, is or will be duly and validly executed and delivered by the Company, as applicable, and this Agreement and each Related Agreement to which the Company is or will become a party constitutes or will constitute a legal, valid and binding obligation of the Company, as applicable, enforceable against the Company in accordance with its respective terms, except as limited by the Enforceability Exceptions.
4.4Consents and Approvals. Except as set forth in Section 4.4 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement, the Related Agreements to which the Company is a party or any other instrument or document required by this Agreement or any Related Agreement to be executed and delivered by the Company do not, and the performance of this Agreement, the Related Agreements to which the Company is a party and any other instrument or document required by this Agreement or any Related Agreement to be executed and delivered by the Company shall not, require the Company to provide notice to, obtain any consent of or take any other action in respect of any Person or obtain Approval of, observe any waiting period imposed by, make any filing with or notification to, or take any other action in respect of any Governmental Authority.
4.5No Violation. Except as set forth in Section 4.5 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement, the Related Agreements to which the Company is a party or any other instrument or document required by this Agreement or any Related Agreement to be executed and delivered by the Company do not, and the performance of this Agreement, the Related Agreements to which the Company is a party or any other instrument or document required by this Agreement or any Related Agreement to be executed and delivered by the Company, will not, (a) conflict with, violate or breach the Organizational Documents of the Company, (b) conflict with or violate any Law applicable to the Company or by which it or any of its assets or properties are bound or affected or (c) conflict with or result in any material breach or violation of or constitute a material default (or an event that with notice or lapse of time or both would become a material breach, violation or default) under, or impair the rights of the Company or any third party or alter the rights or obligations of any third party under, or result in or give to others any rights of termination, amendment, modification, acceleration or cancellation of, or result in the creation of a Lien on any of the assets or properties of the Company pursuant to, any Contract or other instrument or obligation to which the Company is a party or is otherwise bound, or any Approval or Order to which the Company is a party or by which the Company or any of its assets or properties are bound or affected.
4.6Capitalization.
(a)The authorized capital stock of the Company consists of 10,000,000 shares of common stock, of which 6,620,000 are issued and outstanding. There is not, and never has been, any other class or series of equity security of the Company issued and outstanding other than the Shares. The Company does not hold any Shares in its treasury. All of the outstanding Shares are held of record and beneficially owned by the Persons and in the respective amounts set forth in Schedule II and are free and clear of all Liens (other than restrictions on transfer arising under (a) the Bylaws (which shall be amended prior to the Closing Date as set forth in Section 1.4(a)(vii)), (b) the Shareholders Agreement (which shall be terminated prior to the Closing Date as set forth in Section 1.4(a)(vi)) and (c) applicable state or federal securities Laws). All of the outstanding Shares (i) have been duly authorized, validly issued, and are fully paid and non-assessable, (ii) have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal, state and foreign securities Laws and (iii) are not subject to, nor were issued in violation of, any preemptive rights, rights of first offer or refusal, co-sale rights or similar rights arising under applicable Law or pursuant to the Company’s Organizational Documents or any Contract to which the Company is a party or by which it is bound. The rights, preferences and privileges of the Shares are as set forth in the Company’s Organizational Documents. The Company has made available to Buyer true, accurate and complete copies of the stock ledger of the Company, which reflects all issuances, transfers, repurchases and cancellations of shares of its capital stock.
(b)There are no securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any capital stock, securities or equity interests of the Company. There is no liability for dividends accrued and/or declared but unpaid with respect to the outstanding Shares. The Company is not subject to any obligation to repurchase, redeem or otherwise acquire any Shares or any other securities or equity interests (or any options, warrants or other rights to acquire any Shares, securities or equity interests) of the Company or register for sale under the Securities Act any Shares or any other securities or equity interests of the Company. Except as set forth in Section 4.6(b) of the Disclosure Schedule, there are no voting trusts, proxies or other agreements, arrangements or understandings between the Company and any Shareholder or, to the Knowledge of the Company, among any Shareholders, with respect to the voting or transfer of the equity securities of the Company.
4.7No Subsidiaries. The Company has no Subsidiaries and does not own and never has owned any equity interests in any Person. The Company has no obligation to make an investment in any Person.
4.8Permits. The Company has, and has had at all relevant times, all Approvals that are or were necessary to conduct its business and own, lease and operate its properties and assets. Section 4.8 of the Disclosure Schedule contains a correct and complete list of all Approvals, if any, held by the Company (the “Company Permits”). Each Company Permit is valid and in full force and effect, no Company Permit is subject to any Lien, limitation or other qualification and there is no default under any Company Permit or, to the Knowledge of the Company, any basis for the assertion of any default thereunder. The Company is in material compliance with the terms and conditions of each Company Permit. None of the Company Permits will be adversely affected by the consummation of the transactions contemplated hereby.
4.9Assets.
(a)The Company is the sole and exclusive legal owner of all right, title and interest in, and has good, valid and marketable title to, all of the assets (other than the Company Intellectual Property, which is addressed by the representations and warranties set forth in Section 4.22) reflected as owned in the Interim Balance Sheet (as defined in Section 4.11), or acquired since the Interim Balance Sheet Date (as defined in Section 4.11) (the ”Assets”), free and clear of all Liens other than Permitted Exceptions, and none of the Assets are subject to any factoring arrangement, hire-purchase, conditional sale or credit sale agreement. A true and complete list of the Assets with current value of at least $5,000 as at the date hereof is attached hereto as Schedule 4.9.
(b)The Assets, together with the Company Intellectual Property, comprise all of the material assets, properties, rights and Contracts that are used in and necessary for the conduct of the Company’s business as currently conducted. No Person other than the Company owns or has the right to use any of the Assets, and no Asset (where capable of possession) is in the possession of or under the control of any Person other than the Company.
(c)All of the tangible Assets have been regularly and adequately maintained in accordance with normal industry practice and are in good operating condition and repair, subject to ordinary wear and tear, and there has not been any interruption of the operations of the Company’s business due to the condition of any of the Assets.
4.10Real Property.
(a)The Company does not own, nor has it ever owned, any real property.
(b)The Real Property Lease is the only lease, sublease, license, concession or other agreement or arrangement (written or oral) pursuant to which the Company holds any leasehold or subleasehold estate or other right to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property. The Real Property Lease is in full force and effect and is the legal, valid and binding obligation of the Company and, to the Knowledge of the Company, each other party thereto enforceable in accordance with its respective terms, except as limited by the Enforceability Exceptions, and, neither the Company nor, to the Knowledge of the Company, each other party thereto is in breach or default thereunder and there exists no event, condition or occurrence which (with or without due notice or lapse of time, or both) would constitute such a breach, default or alleged breach or default by the Company or the other party thereto of any of the foregoing. Except for the consent of the landlord, no consent of, or notice to, any third party is required under the Real Property Lease as a result of or in connection with, and the enforceability of the Real Property Lease will not be affected by, the execution, delivery and performance of this Agreement or any Related Agreement, or the transactions contemplated hereby or thereby. The Company has made available to Buyer an accurate and complete copy of the Real Property Lease, as amended or otherwise modified and in effect, together with any extension notices and other material correspondence, lease summaries, notices or memoranda of lease, estoppel certificates and subordination, non-disturbance and attornment agreements related thereto.
(c)Subject to the terms and conditions of the Real Property Lease, the Company holds the Leased Real Property free and clear of all Liens (other than Permitted Exceptions), claims or rights of any third parties, and the possession of the Leased Real Property (the ”Premises”) by the Company has not been disturbed and no claim has been asserted against the Company adverse to the Company’s rights in such Premises. To the Knowledge of the Company, all improvements, fixtures and structures on the Premises, and the current use of the Premises, conforms to all applicable Laws, including building, zoning, health, safety and other Laws, and applicable zoning Laws permit the presently existing improvements and the conduct and continuation of the business as being conducted on the Premises. All improvements, mechanical equipment, fixtures and operating systems included in the Premises are in good operating condition and repair (ordinary wear and tear excepted) and there does not exist any condition which materially interferes with the use of such property and improvements. The Company is not obligated to make any material repairs or improvements to the Premises.
(d)The Company enjoys peaceful and quiet possession of the Premises, has not subleased or granted any rights to third parties for the use of the Premises, has not received any written notice from the landlord asserting the existence of a material default or other outstanding liability under the Real Property Lease. The Company is current on all rental payments under the Real Property Lease.
4.11Financial Statements. Section 4.11 of the Disclosure Schedule sets forth the following financial statements of the Company (collectively, the “Financial Statements”): the unaudited balance sheets and related statements of income as of and for the fiscal years ended December 31, 2024, 2023, 2022 and 2021 and the unaudited balance sheet as of the Closing Date (the ”Interim Balance Sheet” and such date the “Interim Balance Sheet Date”). The Financial Statements were prepared in accordance with the Company’s books and records, are true, complete and correct, fairly and accurately present the financial condition of the Company as of the dates indicated and the results of operations of the Company for the respective periods indicated, and have been prepared on a cash basis in accordance with historical financial accounting practices, consistently applied.
4.12No Undisclosed Liabilities. Except for Liabilities disclosed in the Interim Balance Sheet and except as set forth in Section 4.12 of the Disclosure Schedule, the Company does not have any Liabilities, including any Liabilities arising out of any act or omission by the Company prior to the date hereof or the Closing Date or any Liabilities for Indebtedness.
4.13Absence of Certain Events. Since inception, the Company has been operated only in the Ordinary Course of Business and there has not been any change, event, loss, development, damage or circumstance affecting the business, assets or properties of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, since January 1, 2024, the Company has not taken any of the following actions, except as set forth on Section 4.13 of the Disclosure Schedule:
(a)issued, sold, granted, disposed of, amended any term of, granted registration rights with respect to, pledged or otherwise encumbered any equity securities of the Company, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for or acquire any equity securities of the Company (including warrants or options);
(b)redeemed, acquired or canceled any outstanding equity securities of the Company;
(c)amended any Organizational Document of the Company;

(d)adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than this Agreement and the Related Agreements);
(e)other than cash dividends declared and paid in connection with the transactions and completed prior to Closing, declared, set aside funds for the payment of or paid any dividend on, or made any other distribution (whether in cash, stock or property) in respect of, any shares of its capital stock or other equity interests or made any payments to the Shareholders in their capacity as such;
(f)split, combined, subdivided, reclassified or taken any similar action with respect to any shares of the Company’s capital stock;
(g)formed any Subsidiary;
(h)sold, transferred, leased, licensed, sublicensed, granted or otherwise disposed of any properties or assets of the Company, or amended or modified in any material way, terminated, renewed or extended the term of, any Material Contract (as defined in Section 4.19(a));
(i)sold, transferred, leased, licensed, sublicensed, mortgaged, pledged, encumbered, granted or otherwise disposed of any Company Intellectual Property or any rights to Company Intellectual Property, omitted to take any action the consequence of which adversely affects or would be reasonably likely to adversely affect any rights of the Company to any Company Intellectual Property, amended or modified in any material way any existing agreements with respect to any Company Intellectual Property, disclosed trade secrets to a third party or failed to maintain or abandoned or permitted to lapse any rights of the Company to any Company Intellectual Property;
(j)incurred or guaranteed any Indebtedness or created, incurred, suffered to exist or assumed any Lien other than Permitted Exceptions on any of the assets or properties of the Company;
(k)failed to maintain in full force and effect all insurance currently in effect with respect to the Company’s business, assets and properties;
(l)departed materially from the Company’s past ordinary course pricing and discounting practices;
(m)initiated, waived, settled, or agreed to settle any Action;
(n)hired any employee, retained any independent contractor, appointed any director of the Company or adopted, modified or amended any Company Plan;
(o)made, changed or revoked any material election concerning Taxes or Tax Returns, filed any amended Tax Return or any Tax Return inconsistent with past practice, entered into any closing agreement or Contract with any Taxing Authority with respect to Taxes, settled any Tax claim or assessment or surrender any right to claim a refund of Taxes, requested any Tax ruling, or agreed to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes;
(p)made any changes in financial or tax accounting methods, principles or practices;
(q)made any capital expenditure(s) in excess of $25,000 individually or in the aggregate;
(r)acquired any business or any corporation, partnership or other business organization;
(s)made any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan to any Person; or

(t)authorized, recommended, proposed, announced an intention or committed to do any of the foregoing, or agreed or entered into any Contract to do any of the foregoing.
4.14Legal Proceedings.
(a)There is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its officers, directors or employees (in their capacities as such) or against any Shareholder and the Company has not received any written claim, complaint, threat or notice that could reasonably be expected to result in an Action. There is no Action pending or threatened against any other Person by the Company or any of its officers, directors or employees (in their capacities as such).
(b)Section 4.14(b) of the Disclosure Schedule sets forth all Actions that involved the Company or any Shareholder at any time since the formation of the Company and are no longer pending (the ”Prior Actions”). All of the Prior Actions have been concluded in their entirety and none of the Company or any of its officers, directors or employees (in their capacities as such) or any Shareholder has or will have any Liability with respect to the Prior Actions.
(c)There are no outstanding Orders against, involving, relating to or affecting the Company or its business, assets or properties.
4.15Compliance with Laws.
(a)The Company has at all times materially complied, and is in material compliance, with all Laws, including all Laws applicable to, involving or affecting the Company, its business, assets or properties or the Company Products, including all Laws with respect to any aspect of the employment or engagement of employees, officers and independent contractors of the Company and Laws relating to the environment or occupational health and safety.
(b)The Company has not received any written notice to the effect that, nor has otherwise been advised that, the Company is not in compliance with any Laws, and the Company does not have any reason to anticipate that any existing circumstance is likely to result in an Action or a violation of any Law. No investigation or review by any Governmental Authority with respect to the Company, its business, assets or properties or any Company Product is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Authority indicated an intention to conduct the same.
4.16Employment Matters.
(a)Section 4.16 of the Disclosure Schedule sets forth, for each employee, officer and independent contractor of the Company, as of the date hereof, his or her (i) rate of pay or annual compensation (including actual or potential bonus payments and the terms of any commission payments or programs), (ii) title(s), (iii) status of employment or engagement, (iv) date of hire or engagement, (v) annual vacation, sick and other paid time off allowance, (vi) amount of accrued vacation, sick and other paid time off and the economic value thereof, (vii) description of other fringe benefits and (viii) terms of severance benefits. Section 4.16 of the Disclosure Schedule sets forth all employment, consulting, independent contractor, severance pay, termination or indemnification Contracts between the Company and each employee, officer and independent contractor. Each current and former employee, consultant and independent contractor of the Company has executed and delivered to the Company a confidentiality and inventions assignment agreement in favor of the Company in the form or forms made available to Buyer or such other forms that do not deviate in any material respect from such forms made available to Buyer. No such employee, consultant or independent contractor has excluded any invention or other Intellectual Property from the applicability of any such confidentiality and inventions assignment agreement. Each employee has been, and currently is, properly classified as either an exempt or non-exempt employee under the Fair Labor Standards Act of 1938, as amended, and under any applicable state law. Any Person performing services for the Company who has been classified as an independent contractor has been correctly classified and is in fact not, and never was, a common law employee of the Company. The Company has never leased any employees from any other Person.
(b)Except as set forth in Section 4.16 of the Disclosure Schedule, the Company has not made any representation, promise or guarantee to any Person that the Company intends to retain any such Person or regarding the terms and conditions on which the Company may retain any such Person. To the Knowledge of the Company, no employee, officer or independent contractor of the Company is in violation of any term of any employment, consulting, independent contractor, non-disclosure, non-competition, non-solicitation, inventions assignment or any other Contract (or any other legal obligation such as a trade secrets statute or common law duty of loyalty) with the Company.
(c)The Company is not a party to any labor or collective bargaining contract that pertains to any employees. There are no organizing activities or collective bargaining arrangements that could affect the Company’s business pending or under discussion with any labor organization or employee. The Company has not engaged in any unfair labor practice nor is it aware of any pending or, to the Company’s Knowledge, threatened complaint regarding any alleged unfair labor practice in respect of any employees or independent contractors of the Company.
4.17Employee Benefits Matters.
(a)The Company does not have any Company Plans.
4.18Taxes.
(a)The Company has timely paid all Taxes required to be paid by the Company or has established a reserve on the Financial Statements with respect to such Taxes, in accordance with historical accounting practices. The Company has incurred no Liability for Taxes arising outside of the Ordinary Course of Business. There are no Liens for Taxes (other than Taxes not yet due and payable) on any of the assets of the Company.
(b)The Company has timely filed all Tax Returns that are required to have been filed by or with respect to the Company. All such Tax Returns were, when filed, true, correct and complete and were prepared in compliance with all applicable Laws. The Company is not the beneficiary of any currently effective extension of time within which to file any Tax Return. The Company has not received written notice of a claim by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction and, to the Knowledge of the Company, there is no such claim outstanding or pending.
(c)The Company has timely and properly withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, creditor, Shareholder or other Person.
(d)No deficiencies for any Taxes have been proposed or assessed by a Taxing Authority in writing against or with respect to any Taxes due by or Tax Returns of the Company and there is no outstanding audit, assessment, dispute or claim concerning any Tax Liability of the Company claimed, pending or raised by a Taxing Authority in writing.
(e)The Company (i) is not nor has never been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return or (ii) does not have any Liability for Taxes of any Person arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise by operation of Law.
(f)The Company is exempt from Section 280G of the Code pursuant to Section 280G(b)(5)(A)(i). The Company is not a party to or bound by any tax sharing agreement or any similar

Contract (other than any commercial agreement entered into in the Ordinary Course of Business the principal purpose of which is unrelated to Taxes).
(g)The Company shall not be required to include an item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting requested prior to the Closing Date; (ii) agreement entered into with any Taxing Authority prior to the Closing Date; (iii) installment sale or open transaction disposition made prior to the Closing Date; (iv) prepaid amounts received or paid on or prior to the Closing Date; (v) intercompany transaction occurring prior to the Closing Date or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of any state, local, or foreign income Tax Laws) arising prior to the Closing Date; (vi) the application of the long-term method of accounting on or prior to the Closing Date; (vii) deferral of income under Section 108(i) of the Code as a result of any reacquisition of a debt instrument occurring prior to the Closing Date; or (viii) the application of the completed contract method of accounting, or (ix) other transaction that has the effect of deferring income (including the cash method of accounting) or accelerating deductions or otherwise shifting the basis of taxation from one period to another.
(h)Section 4.18(h) of the Disclosure Schedule lists all Tax Returns that have been audited or that currently are the subject of an Action. The Company has made available to Buyer correct and complete copies of all federal and state income and non-income related Tax Returns and all examination reports and statements of deficiencies filed, or assessed against and agreed to, by the Company with respect to Taxes for all taxable periods ending on or after December 31, 2020.
(i)Section 4.18(i) of the Disclosure Schedule lists all jurisdictions in which the Company pays Taxes and the nature of the Taxes paid by the Company. The Company does not engage nor has it ever engaged in a trade or business in any foreign country that would cause the Company to be obligated to pay Taxes or file Tax Returns in such country other than the United States.
(j)The Company has not been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b) or any similar provision of state, local or foreign Tax Law.
(k)All Taxes (including sales tax, use tax and value-added tax) that were required to be collected or self-assessed by the Company has been duly collected or self-assessed, and all such amounts that were required to be remitted to any Taxing Authority have been duly remitted, and the Company has timely complied in all material respects with all reporting requirements with respect thereto.
(l)No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company after the Closing Date.
(m)No closing agreement is currently in force pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign applicable Law) with respect to the Company and there are no Tax rulings or requests for Tax rulings that could affect the liability for Taxes of the Company after the Closing Date.
(n)The Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any comparable provision of any state, local or foreign Tax Law. The Company has never been a personal holding company within the meaning of Section 542 of the Code.
(o)The Company is not and has never been a party to a transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction and all transactions and agreements (whether written or oral) between or among the Company and any related parties (including any Affiliate of the Company) and/or the terms thereof have been conducted in an arm’s length manner consistent with the Company’s transactions or agreements with unrelated third parties.

(p)The Company is not and has never been a party to a transaction or agreement in which the prices therein would be subject to adjustment pursuant to Section 482 of the Code or Tax rules on transfer pricing in any relevant jurisdiction.
(q)The representations and warranties in this Section 4.18 apply equally to any corporation, partnership, trust, joint venture, limited liability company, association, or other business entity in which the Company owns or controls, directly or indirectly, any interest.
4.19Contracts.
(a)Section 4.19(a) of the Disclosure Schedule sets forth a complete and accurate list of all of the following Contracts to which the Company is a party or to which the Company or any of its assets or properties is otherwise bound (and with respect to any oral Contract provides a complete description of the terms of such Contract) (the “Material Contracts”):
(i)all Contracts for the acquisition, sale or lease of any properties or assets of the Company other than in the Ordinary Course of Business;
(ii)all Contracts relating to the ownership, transfer or voting of any equity interests in the Company;
(iii)all Contracts or groups of related Contracts with the same party obligating the Company to pay, or obligating the counterparty or counterparties to pay to the Company, an amount in cash, goods, services or materials of $20,000 or more in any calendar year, including a list of all open purchase orders indicating the purchase order number and date, name of vendor and dollar amount of the purchase order;
(iv)all Contracts relating to any joint venture, partnership, strategic alliance, collaboration or co-promotion arrangement;
(v)all Contracts relating to the conduct of research and development activities or clinical trials with respect to any Company Product;
(vi)all sales, agency, representative, distributor or similar Contracts;
(vii)all Contracts under which the Company subcontracts services to a third party;
(viii)all Contracts that contain a covenant not to compete or other covenant restricting any research, development, product design, manufacturing, supply, production, distribution, marketing, sale, commercialization or other similar activities;
(ix)all Contracts pursuant to which the Company has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing, sales or other rights in connection with the Company’s business or other rights relating to any Company Product or service, technology, asset or territory of the Company;
(x)all operating and capital leases;
(xi)all Contracts with any Governmental Authority;
(xii)all Contracts with any employees, independent contractors of the Company or other Persons that have provided services to the Company;

(xiii)all Contracts with any academic institution or research center (or any person working for or on behalf of any of the foregoing);
(xiv)all Contracts pursuant to which the Company has created, incurred, assumed or guaranteed any Indebtedness of any third party and any guarantees of Indebtedness by third parties for the Company’s benefit;
(xv)all Contracts granting or permitting any Lien on any of the assets or properties of the Company;
(xvi)all Contracts pursuant to which (A) the Company is granted by any other Person, or grants to any other Person, any license or other right to use, or a covenant not to sue with respect to, or assigns to any Person, or is assigned by any Person, any Company Intellectual Property (other than shrink wrap agreements for off-the-shelf software with a replacement cost and/or annual license fees of less than $5,000), or (B) any activities are conducted with respect to any of the Company Products or any Company-Owned Intellectual Property or any Company Licensed Intellectual Property;
(xvii)any Contracts providing for indemnification by the Company other than customary indemnities against breach of the obligations contained in such Contract that were entered into in the Ordinary Course of Business;
(xviii)all other Contracts that are not terminable by the Company by notice of not more than thirty (30) days;
(xix)all Contracts for the supply of materials or services to the Company;
(xx)any Contract (other than as set forth above) that is material to the Company Products or the Company or its business, assets or properties; and
(xxi)any Contract to enter into or negotiate the entering into of any of the foregoing.
The Company has made available to Buyer complete and accurate copies of all Material Contracts including all amendments and other changes thereto, and any proposals or draft versions of any Contracts that, if executed, would constitute Material Contracts.
(b)The Company is not in breach or default under the terms of any Material Contract and there exists no event, condition or occurrence that (with or without due notice or lapse of time, or both) would constitute such a breach or default, nor has the Company received any notice of any breach or default or alleged breach or default under any Material Contract. To the Knowledge of the Company, no other party to any Material Contract is in breach or default under the terms thereof, and, to the Knowledge of the Company, there exists no event, condition or occurrence that (with or without due notice or lapse of time, or both) would constitute such a breach or default by any such party, nor has the Company received any notice of any breach or default by any such party.
(c)The Material Contracts have been entered into in the Ordinary Course of Business, are in full force and effect and are valid and binding obligations of the Company and, to the Knowledge of the Company, the other parties thereto. The Company has not received any written notice from any other party to any Material Contract of the termination or threatened termination thereof, or of any claim, dispute or controversy with respect thereto, nor, to the Knowledge of the Company, is there any basis therefor.
(d)Except for the Real Property Lease, no consent of, or notice to, any third party is required under any Material Contract as a result of or in connection with, and neither the enforceability nor any of the terms or provisions of any Material Contract will be affected in any manner by, the execution, delivery and performance of this Agreement or any Related Agreement, or the transactions contemplated hereby or thereby.

4.20Transactions with Affiliates. Section 4.20 of the Disclosure Schedule lists all Contracts or transactions to or by which the Company, on the one hand, and any officer, director, Shareholder or employee of the Company or any family member or Affiliate of any such officer, director, Shareholder or employee, on the other hand, are or have been a party or otherwise bound or that are currently pending or in effect. No officer, director, Shareholder or employee of the Company nor any family member or Affiliate of any such officer, director, Shareholder or employee, (a) owns, directly or indirectly, any interest in (i) any asset or other property used in or held for use in connection with the operation of the Company’s business or (ii) any Person that is a supplier, customer, vendor, distributor or competitor of the Company, (b) serves as an officer, director or employee of any Person that is a supplier, customer, vendor, distributor or competitor of the Company or (c) is a debtor or creditor of the Company.
4.21Insurance. Section 4.21 of the Disclosure Schedule lists, by type, carrier, policy number, limits, premium and expiration date, all insurance coverage carried by the Company together with a history of all claims made by the Company thereunder or under any predecessor policy. Section 4.21 of the Disclosure Schedule also states whether each such policy is carried on a “claims made” or “occurrence” basis. The Company has made available to Buyer complete and correct copies of all such policies, together with all endorsements, riders and amendments thereto, indicating for each such policy the expiration date thereof. There are no disputes with the insurers of any such policies or any claims pending under such policies as to which coverage has been reserved, questioned, denied or disputed by the insurers of such policies. Each such policy is in full force and effect, all premiums that are due and payable under all such policies have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies.  To the Knowledge of the Company, the Company has not failed to give proper notice of any claim under any such policy in a valid and timely fashion. The Company has not received any notice of non-renewal, cancellation or termination of any insurance policy in effect on the date hereof. There are no self-insurance arrangements affecting the Company.
4.22Intellectual Property.
(a)Section 4.22(a) of the Disclosure Schedule sets forth a complete and accurate list of all United States and foreign Patents, Trademarks (including unregistered Trademarks), Internet domain names and registered Copyrights included in the Company Intellectual Property (“Registered Company IP”), indicating for each, (i) the name(s) of applicant/registrant and current owner, (ii) the applicable jurisdiction, registration number and application number, (iii) the date filed and date issued and (iv) the status (including the next action or payment and date due). All registered and applied for Registered Company IP currently pending are in compliance with all legal requirements, are valid and enforceable, have not been adjudged to be invalid or unenforceable in whole or in part, and are not currently subject to any fees, responses or actions falling due within one hundred eighty (180) days after the Closing Date. The Company has fully complied with its duty of disclosure to the United States Patent and Trademark Office, and to any foreign patent office having a similar such requirement in connection with the Registered Company IP. The Company has no registered Trademarks. To the Knowledge of the Company, there has been no prior use of any Company Trademarks by any Person that would confer upon such Person superior rights in such Trademarks. No Patent included in the Registered Company IP has been or is now involved in any litigation, infringement, interference, reissue, re-examination, opposition, invalidity or nullity proceeding before the USPTO or any similar foreign authority. No Copyright registration or copyrightable work included in the Registered Company IP has been or is now involved in any litigation. To the Knowledge of the Company, there are no (i) Trademarks of any third party potentially conflicting with the Trademarks included in Company Intellectual Property, or (ii) Patents of any third parties potentially interfering with the Patents included in the Company Intellectual Property.
(b)Section 4.22(b) of the Disclosure Schedule sets forth a complete and accurate list of all Contracts pursuant to which (i) the Company is granted by any other Person, or grants to any other Person, any license or other right to use, or a covenant not to sue with respect to, or assigns to any Person, or is assigned by any Person, any Company Intellectual Property (other than shrink wrap agreements for off-the-shelf software with a replacement cost and/or annual license fees of less than $5,000 that are not incorporated into any Company Product), (ii) any research or development activities are conducted with respect to any of the Company Products or any Company-Owned Intellectual Property or any Company Licensed Intellectual Property, and any assignments, consents, forbearances to sue, judgments, orders, settlements, indemnification or similar obligations relating to any Company-Owned Intellectual Property (collectively, the “IP Agreements”), indicating for each the title, the parties, the date executed, and whether or not it is exclusive. With respect to each IP Agreement: (i) the IP Agreement is in full force and effect and represents the entire understanding between the respective parties with respect to the subject matter of such IP Agreement; (ii) the IP Agreement will remain in full force and effect on terms identical to those currently in effect following the consummation of the transactions contemplated by this Agreement; (iii) the Company is not in breach or default under the terms of the IP Agreement and there exists no event, condition or occurrence that (with or without due notice or lapse of time, or both) would constitute such a breach or default on the Company’s part, nor has the Company received any notice of any breach or default or alleged breach or default under such IP Agreement; to the Knowledge of the Company, no other party to such IP Agreement is in breach or default under the terms thereof, and, to the Knowledge of the Company, there exists no event, condition or occurrence that (with or without due notice or lapse of time, or both) would constitute such a breach or default by any such party, nor has the Company received any notice of any breach or default by any such party; (iv) the Company has not received any notice from any other party to the IP Agreement of the termination or threatened termination thereof, or of any claim, dispute or controversy with respect thereto, nor, to the Knowledge of the Company, is there any basis therefor; and (v) no consent of, or notice to, any third party is required under the IP Agreement as a result of or in connection with, and neither the enforceability nor any of the terms or provisions of such IP Agreement will be affected in any manner by, the execution, delivery and performance of this Agreement or any Related Agreement, or the transactions contemplated hereby or thereby.
(c)The Company is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to Company-Owned Intellectual Property and has the valid right to use all Company Licensed Intellectual Property pursuant to the terms of the applicable IP Agreement and the Company-Owned Intellectual Property and, to the Knowledge of the Company, the Company Licensed Intellectual Property, is free and clear of any covenants not to sue, Liens, joint ownership obligations or duties, Orders or any determination of an arbiter placed by the Company or placed upon the Company’s interest.
(d)The Company Intellectual Property constitutes all of the Intellectual Property used in, or necessary for, the conduct of the Company’s business as currently conducted, including all Intellectual Property necessary to design, manufacture, market, sell, distribute and use the Company Products and perform services related to the Company’s business.
(e)No royalties are payable by the Company to any Person for the use of or right to use any Company Intellectual Property. All Company-Owned Intellectual Property used in or necessary to the conduct of the Company’s business as presently conducted is the exclusive property of the Company and was either created, prepared, developed or conceived exclusively by one or more Shareholders that have duly assigned their rights (including all Intellectual Property) to the Company pursuant to written agreements that comply with applicable Law to effectuate an assignment, including requirements regarding remuneration or compensation, and all Company-Owned Intellectual Property developed by a Shareholder (y) was developed without using another party’s or employer’s equipment, supplies, facilities, confidential information or trade secret information, and (z) was not developed while working for another employer, and none of such Company-Owned Intellectual Property related, at the time of conception or reduction to practice, to the business, or actual or demonstrably anticipated research or development of, or confidential information of, another party or employer, nor resulted from any work performed by such Shareholder for another party or employer. No other Person (other than a Shareholder) has created, prepared, developed or conceived any Company-Owned Intellectual Property. No Shareholder, present or former employee and no present or former independent contractor engaged by the Company that has provided services to the Company has violated any agreement between any such Person and such Person’s current or former employer. None of the Company-Owned Intellectual Property and, to the Knowledge of the Company, no Company Licensed Intellectual Property, is involved in any inventorship challenge, interference, reexamination, conflict, nullity, or opposition proceeding, and there has been, to the Knowledge of the Company, no threat to the Company that any such proceeding will hereafter be commenced.
(f)To the Knowledge of the Company, neither the Company Products nor the operation of the Company’s business has or does, when conducted in substantially the same manner following the Closing,

infringe(d) upon, violate(d), misappropriate(d) or made or makes unlawful use of any Intellectual Property or other rights of any other Person or constitute unfair trade practices. The Company has not received notice of any allegation that the conduct of the Company’s business, as currently conducted, including the use of Company Products, would infringe upon, violate, misappropriate or make unlawful use of any Intellectual Property or other rights of any other Person, nor is the Company aware of any basis for such a claim. To the Knowledge of the Company, no Person is misappropriating, infringing, violating or making unlawful use of any Company Intellectual Property, nor is the Company aware of any basis for such a claim. There is no Action pending or, to the Knowledge of the Company, threatened alleging that the conduct of the Company’s business or the Company Product infringes upon, violates or constitutes the unauthorized use of the Intellectual Property or other rights of any other Person, nor is the Company aware of any basis for such a claim. The Company has not threatened to bring, and the Company has not brought, any Action regarding the ownership, use, validity or enforceability of any Company Intellectual Property.
(g)The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s ownership or other rights in and to any of the Company Intellectual Property or under any of the IP Agreements, require the Company or Buyer to grant to any third party any right to any Company Intellectual Property not already granted or obligate the Company or Buyer to pay any royalties or other amounts to any third party in excess of any amounts payable to such third parties by the Company prior to the Closing. No funding, facilities or personnel of any Governmental Authority were used by the Company to develop any Company-Owned Intellectual Property.
(h)Section 4.22(h) of the Disclosure Schedule lists all Software that is owned by the Company (“Company Software”), licensed or otherwise used by the Company (except for off-the-shelf Software licensed under a shrink wrap agreement with a replacement cost and/or annual license fees of less than $5,000 that is not incorporated into any Company Product) and indicates whether such Software is subject to an escrow agreement to which the Company is a party to or a beneficiary of and, if so, indicates where such Software is held in escrow and identifies the agreement pursuant to which such Software was required to be placed in escrow. All Company Software and, to the Knowledge of the Company, all Software licensed from third parties by the Company, is free from any significant software defect or programming or documentation error, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, if applicable, and, with respect to the owned Software, the applications can be compiled from their associated source code without undue burden. Except pursuant to non-exclusive outbound licenses granted in an IP Agreement, no rights in the Company Software have been transferred to any third party. The Company is the sole and exclusive owner of the entire and unencumbered right, title, and interest in the Company Software, and has the right to use all software development tools, library functions, compilers, and other third party Software that are currently used in the operation and/or modification of the Company Software. The Company has used commercially reasonable efforts to prevent the introduction into the Company Software, and to the Knowledge of the Company, the Company Software does not contain, any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: disrupting or disabling the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed.
(i)Section 4.22(i) of the Disclosure Schedule lists all Open Source Software that is used or distributed by the Company. Section 4.22(i) of the Disclosure Schedule identifies for each Open Source Software the license pursuant to which it is used and describes the manner in which the Open Source Software was used, including (i) whether and how the Open Source Software was modified or distributed by the Company, and (ii) if the Open Source Software was modified, the nature of the modification. All of the Open Source Software used by the Company has been used in material compliance with the terms of each respective license. The Company has not used Open Source Software that creates, or purport to creates, obligations for the Company to grant, or purport to grant, to any third party, any rights or immunities under any Company Intellectual Property (including using any Open Source Software that requires, as a condition of use, modification or distribution of the Open Source Software that other Software incorporated into, derived from or distributed with the Open Source Software be (x) disclosed or distributed in source code form, (y) be licensed for the purpose of making derivative works or (z) be redistributable at no charge).

(j)All of the Company Software incorporated in, underlying or used with the Company Products has been created exclusively by one or more Shareholders within the scope of their relationship with the Company, or by independent contractors of the Company or an Affiliate thereof or other Persons providing services to the Company who have executed agreements expressly assigning all right, title and interest in such Company Software to the Company. No portion of such Company Software was jointly developed with any third party.
(k)The Company has taken all reasonable steps in accordance with normal industry practice to protect the Company Intellectual Property, including all rights in confidential information and Trade Secrets included in the Company-Owned Intellectual Property or governed by IP Agreements with respect to Company Licensed Intellectual Property. Except pursuant to confidentiality obligations in favor of the Company, there has been no disclosure to any third party of any confidential information or Trade Secrets included in the Company-Owned Intellectual Property, or to the Knowledge of the Company, in the Company Licensed Intellectual Property. Without limiting the foregoing, the Company has required each employee, consultant, independent contractor and Person providing services to the Company or any Affiliate thereof with access, or to whom it has disclosed its confidential information, to execute Contracts requiring them to maintain the confidentiality of such information and use such information only in accordance with such Contracts. Each employee, consultant, independent contractor or business relation of or Person providing services to the Company or any Affiliate thereof who (i) are or were involved in the creation of any Company-Owned Intellectual Property or (ii) have created any Company-Owned Intellectual Property, have executed Contracts that irrevocably assign to the Company on a worldwide royalty-free basis all of such Persons’ respective rights, including Intellectual Property. No employee, consultant or independent contractor of or Person providing services to the Company or any Affiliate thereof is in violation of any term of any such agreement, including any patent disclosure agreement or other employment Contract or any other Contract or agreement relating to the relationship of any such employee, consultant, independent contractor or service provider with the Company or any Affiliate thereof. All authors of any works of authorship in the Company-Owned Intellectual Property have waived their moral rights and have agreed to a covenant not to assert their moral rights, in each case, to the extent permitted by applicable Law or such authors prepared such works in jurisdictions that do not recognize moral rights. To the Knowledge of the Company, no current or former employee, consultant, contractor or potential partner or investor of the Company or any Affiliate thereof is in unauthorized possession of any of the confidential information, Trade Secrets or Company Software included in the Company Intellectual Property.
4.23Privacy; IT Security. The Company is and has been in material compliance with all applicable Laws specifically related to the collection, storage, use, sharing, transfer, disposition, protection and processing of Protected Information. The Company has not been subject to any Actions with respect to any Protected Information or any security breaches.
4.24Absence of Restrictions on Business Activities. There is no Contract or Order binding upon the Company or any of its assets or properties or any Affiliate of the Company that has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or Buyer, any acquisition of property (tangible or intangible) by the Company or Buyer, the conduct of the Company’s business or otherwise limiting the freedom of the Company or Buyer to engage in any line of business or to compete with any Person.
4.25Books and Records. The books and records of the Company which have been delivered or made available to Buyer are complete and accurate in all material respects.
4.26Regulatory Matters. No investigation or review by any Regulatory Authority with respect to the Company, its business, assets or properties or any Company Product is pending or, to the Knowledge of the Company, threatened, nor has any Regulatory Authority indicated an intention to conduct the same. The Company Products and the Company’s business as currently conducted are not subject to the jurisdiction of the U.S. Food and Drug Administration or any regulations promulgated thereby.
4.27Relationships with Customers. Section 4.27 of the Disclosure Schedule sets forth a true, correct and complete list of all of the customers of the Company in order of net revenue for each of the years ended December 31, 2022 and December 31, 2023 and for the nine (9) month period ended September 30, 2024. There are not, and have not been during the two (2) year period preceding the date hereof, any material disputes with any customer of the Company. No Company customer has (i) cancelled or otherwise terminated any Contract prior to the expiration of such Contract’s term, (ii) cancelled or has, to the Company’s Knowledge, threatened to cancel or otherwise terminate its relationship with the Company, (iii) materially reduced or has, to the Company’s Knowledge, threatened to materially reduce its purchases from the Company, or (iv) has sought or, to the Knowledge of the Company, is seeking to change the amounts payable by the Company in connection with the purchase of any Company Products or services, or has notified the Company of any intention to do any of the foregoing, including after the consummation of the transactions contemplated hereby.
4.28Accounts Payable. Section 4.28 of the Disclosure Schedule lists, as of the date hereof, all accounts payable of the Company and the aging of such accounts payable.
4.29Accounts Receivable. Section 4.29 of the Disclosure Schedule sets forth a complete and accurate list of all accounts receivable of the Company as of the date hereof, together with an aging schedule indicating a range of days elapsed since invoice. All of the accounts receivable of the Company (a) are valid receivables that have arisen from bona fide transactions in the Ordinary Course of Business, (b) are carried at cost, (c) are not subject to valid counterclaims or setoffs other than in the Ordinary Course of Business and (d) are, to the Company’s Knowledge, collectible in accordance with their terms. No Person has any Lien on any accounts receivable of the Company.
4.30Product Liability Claims. The Company has not received notice or information as to any Action or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief, based upon strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability in connection with any services or products manufactured, designed, distributed or otherwise put in commerce by or in connection with any service provided by the Company, including any Company Product.
4.31Product and Service Warranties. Except as set forth in Section 4.31 of the Disclosure Schedule, (i) all Company Products manufactured, sold or delivered by the Company during the past three years have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties; (ii) no Company Products manufactured, sold or delivered by the Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale other than any immaterial deviations from the applicable standard terms and conditions in the Ordinary Course of Business; (iii) the Company has not been notified of any claims for and there are no, to the Company’s Knowledge, threatened claims for any extraordinary product returns, warranty obligations or product services relating to any of its Company Products or services; and (iv) there have been no product Recalls or withdrawals by any Governmental Authority with respect to any Company Products manufactured, sold or delivered by the Company during the past three (3) years. The Company has made available to Buyer correct and complete copies of all forms of the Company’s standard terms and conditions for the sale of the Company Products that the Company has used prior to the date hereof.
4.32Foreign Operations; Export Control; Certain Business Practices.
(a)The Company is and has at all times been in compliance with (i) any and all import or export control or sanctions Laws of any jurisdiction, including the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Department of Commerce, sanctions and embargo Laws, executive orders and Regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. State Department, as amended from time to time; (ii) any and all required export or re-export Approvals granted under such Laws; and (iii) the Foreign Trade Regulations administered by the Census Bureau of the U.S. Department of Commerce, as amended from time to time, and any Laws related thereto.
(b)The Company has at all times been in compliance with (i) any and all applicable import Laws of any applicable jurisdiction and (ii) any and all required import Approvals granted under such Laws.

(c)None of the Company or any director, officer, agent, employee or other Person acting on behalf of the Company (including any Affiliate of the Company) has, directly or indirectly, (i) violated any Anti-Corruption Law and, to the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to form the basis for any violations, investigations or voluntary disclosures related thereto, (ii) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments, relating to political activity or otherwise, (iii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign, or (iv) made any other unlawful payment of a type similar to those described in this Section 4.32(c).
4.33No Brokers. None of the Company or any of its Representatives has employed or engaged, either directly or indirectly, or incurred or will incur any Liability to or is subject to any claim of, any broker, finder, investment banker or other agent or intermediary in connection with the transactions contemplated by this Agreement.
4.34Suppliers. To the Knowledge of the Company, there is no condition, event or occurrence that could reasonably be anticipated to materially adversely affect, after the Closing, the supply of materials or provision of services to the Company by any third party.
4.35Inventory. A true and complete aged list of the Inventory as of the day before the Closing Date is attached hereto as Schedule 4.35. The Inventory consists of solely of items that (i) are of a quantity and quality usable and saleable in the Ordinary Course of Business and (ii) are not opened, damaged, obsolete, faulty, or excessive in light of the reasonably anticipated needs of the business. Unfinished goods are valued at cost and include beads and reagents that have not been packaged. All finished goods are validated product and packaged for sale.
4.36Hazardous Materials. No Hazardous Materials are used in the Company’s operations, whether by the Company or any third party engaged by the Company in connection with its operation, except in accordance with applicable Laws and industry standards. To the Company’s Knowledge, no underground storage tanks and no amount of any Hazardous Material are present in, on or under the Premises (or any other property used by the Company), including the land and the improvements, ground water and surface water thereof. The Company is, and has at all times been, in material compliance with all applicable environmental Laws and has obtained and is in compliance with all required environmental permits and there are no claims pursuant to any environmental Law pending or, to the Knowledge of the Company, threatened, against the Company in connection with the conduct or operation of its business or the ownership or use of the Assets.
4.37No Material Misstatement. No representation or warranty or other statement made by the Company in this Agreement (including the Disclosure Schedule) contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.
4.38No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the Disclosure Schedule), none of the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:
5.1Organization and Good Standing. Buyer is a corporation duly formed and validly existing under the Laws of the State of Delaware.
5.2Authorization; Binding Obligation. Buyer has all necessary corporate power and authority to execute and deliver this Agreement and each Related Agreement to which it is a party and each other instrument or document required to be executed and delivered by it pursuant to this Agreement or any such Related Agreement, to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and each Related Agreement to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Buyer and no other limited liability company proceedings on Buyer’s part are necessary to authorize this Agreement or any Related Agreement to which it is, or will become, a party or to consummate the transactions so contemplated herein and therein. This Agreement has been duly and validly executed and delivered by Buyer, and each Related Agreement to which Buyer is a party, when executed and delivered by Buyer is or will be duly and validly executed and delivered by Buyer and this Agreement constitutes, and each Related Agreement to which Buyer is or will become a party when executed and delivered by Buyer constitutes or will constitute, a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its respective terms, except as limited by the Enforceability Exceptions.
5.3No Violation. The execution and delivery by Buyer of this Agreement, the Related Agreements to which Buyer is a party or any other instrument or document required by this Agreement or any Related Agreement to be executed and delivered by Buyer do not, and the performance of this Agreement, the Related Agreements to which Buyer is a party or any other instrument or document required by this Agreement or any Related Agreement to be executed and delivered by Buyer, will not, (a) conflict with or violate the Organizational Documents of Buyer, or (b) conflict with or violate any Law applicable to Buyer, except where such conflict would not reasonably be likely to have a material adverse effect on Buyer’s ability to consummate the transactions contemplated hereby.
5.4Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.
5.5Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to Buyer's knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
5.6Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Buyer in connection with the negotiations relating to the transactions contemplated by this Agreement for which any Shareholder will become obligated to pay a fee or commission.
5.7Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of the Company and the Shareholders set forth in this Agreement (including the Disclosure Schedule); and (b) none of the Shareholders, the Company or any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in this Agreement (including the Disclosure Schedule).
5.8No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement, none of the Buyer or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer.

ARTICLE VI
COVENANTS
6.1Certain Tax Matters.
(a)Apportionment of Taxes. For purposes of this Agreement, the portion of Tax with respect to the income, property or operations of the Company that is attributable to any Tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”) will be apportioned between the portion of the Straddle Period that begins before the Closing Date and ends at 12:01am on and excludes the Closing Date (the “Pre-Closing Straddle Period”) and the portion of the Straddle Period that begins on the Closing Date (the “Post-Closing Straddle Period”) in accordance with this Section 6.1. The portion of such Tax attributable to the Pre-Closing Straddle Period will (a) in the case of any Taxes other than sales or use Taxes, value-added Taxes, employment Taxes, withholding Taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire Straddle period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period, and (b) in the case of any sales or use Taxes, value-added Taxes, employment Taxes, withholding Taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount that would be payable if the Straddle Period ended on and included the Closing Date. The portion of Tax attributable to a Post-Closing Straddle Period will be calculated in a corresponding manner. In the case of a Tax that is (i) paid for the privilege of doing business during a period (a “Privilege Period”) and (ii) computed based on business activity occurring during an accounting period ending prior to such Privilege Period, any reference to a “Tax period,” a “tax period,” or a “taxable period” means such accounting period and not such Privilege Period. The Shareholders will be liable for the payment of all Taxes of the Company that are attributable to any Pre-Closing Tax Period or any Pre-Closing Straddle Period whether or not shown on any original Tax Return or amended Tax Returns for the period referred to therein. Buyer will be liable for the payment of all Taxes of the Company that are attributable to any Post-Closing Tax Period or any Post-Closing Straddle Period.
(b)Tax Returns. The Shareholders Representative will prepare and timely file, or cause to be prepared and timely filed, all tax returns of the Company for any Pre-Closing Tax Periods that first become due (including validly obtained extensions) after the Closing Date. The Buyer will prepare and timely file, or cause to be prepared and timely filed, all other Tax Returns of the Company for any Post-Closing Tax Period and all tax returns of the Company for any Straddle Periods, in each case, that first become due (including validly obtained extensions) after the Closing Date. All Tax Returns prepared pursuant to this Section 6.1 will be prepared in a manner consistent with the past custom and practice of the Company, except as otherwise required by applicable Law. With respect to any tax return prepared pursuant to this Section 6.1, the Party that is required to prepare such tax return will provide a draft of such tax return to the other Party not less than 30 days prior to the due date (including any validly obtained extensions) for such tax return, and such tax return will be revised to reflect any reasonable comments submitted in writing by such other Party within 20 days after receiving the draft of such tax return. The Shareholders will pay all Taxes owed with respect to any tax return prepared pursuant to this Section 6.1 (in the case of a Tax Return for a Straddle Period, Taxes attributable to the Pre-Closing Straddle Period) within fifteen (15) days of the Buyer’s request therefor.
(c)Section 338 Tax Election. At its sole discretion, the Buyer may make a Tax election under Section 338 of the Code. Notwithstanding the foregoing sentence, if Buyer elects to make the Section 338(h)(10) Election, Buyer shall pay to Seller an additional amount equal to the excess, if any, of the Tax incurred on the sale of Shares over the Tax that would have been incurred on the sale of Shares had no such Section 338(h)(10) Election been made. The Shareholders and Shareholder Representative shall reasonably cooperate as requested by Buyer in facilitating such election.
(d)Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne 50% by the Shareholders, on one hand, and 50% by the Buyer, on the other hand. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and the Shareholders

Representative shall cooperate with respect thereto as necessary). . To he extent any such payment exceeds the obligation of the paying party hereunder, the non-paying party shall reimburse the paying party for its share of such Transfer Taxes within ten (10) days of receipt of notice of payment of such Transfer Taxes.
6.2Non-Competition, Non-Solicitation and Confidentiality.
(a)For a period of five (5) years from and after the Closing Date, no Shareholder shall, nor shall any Shareholder permit, cause or encourage any of such Shareholder’s Affiliates to:
(i)compete in any manner with the Company’s business (as operated by the Company, Buyer or their respective Affiliates at Closing), including engaging or participating in, directly or indirectly, any business or activity anywhere in the world involving or relating to the design, development, manufacture, commercialization, marketing, sale, offer for sale or distribution, directly or indirectly, of any product or service that is competitive with any Company Product (a “Prohibited Activity”), or otherwise direct, manage, advise, assist, consult with, invest in, lend money to or have any other financial interest in, directly or indirectly, any Person that engages or participates in, directly or indirectly, any Prohibited Activity; provided, however, each Shareholder may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Shareholder is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own one percent (1%) or more of any class of securities of such Person;
(ii)solicit, induce or attempt to solicit or induce any customer, supplier, vendor or other business relation of the Company or Buyer to terminate or change its relationship with the Company, Buyer or any of their respective Affiliates or to divert any business from, or reduce the amount of products or services sold by, the Company, Buyer or any of their respective Affiliates, in any case, with respect to the Company’s business as operated by the Company, Buyer or any of their respective Affiliates following the Closing; or
(iii)recruit, solicit, offer employment to, employ or engage as a consultant or otherwise, (x) any Person who is employed by or provides services related to the Company’s business to the Company, Buyer or any of their respective Affiliates or (y) any Person who was employed by or provided services related to the Company’s business to the Company, Buyer or any of their respective Affiliates at any time during the previous twelve (12) months.
(b)The Shareholders acknowledge and agree that Buyer expects each Shareholder to protect the confidentiality of all trade secrets and other confidential and proprietary information relating to, or used in connection with, the operation of the Company’s business, assets and properties, including confidential information included in the Company Intellectual Property (collectively, the “Confidential Information”). Accordingly, each Shareholder hereby covenants and agrees that, from and after the date hereof, such Shareholder shall hold the Confidential Information in the strictest confidence and shall not use or disclose to any Person, directly or indirectly, any Confidential Information for any purpose whatsoever; provided, however, that a Shareholder may disclose Confidential Information (i) as is required by Law or by legal, judicial or regulatory process; or (ii) that has become available to the public generally other than by acts by such Shareholder or such Shareholder’s Representatives in violation of this Agreement or any other obligation of confidentiality; provided that, prior to making any such disclosure in the case of the foregoing clause (i), such Shareholder shall provide, to the extent not prohibited by applicable Laws, reasonable advance notice to Buyer and reasonable assistance to Buyer in attempting to obtain a protective order or other appropriate remedy concerning such disclosure. Each Shareholder agrees that such Shareholder shall be responsible for any breach or violation of the provisions of this Section 6.2 by any of such Shareholder’s Affiliates or any such Affiliates’ Representatives.
(c)The Company and each Shareholder acknowledge that the covenants contained in this Section 6.2 are a material and substantial part of the transaction contemplated by this Agreement, without which Buyer would be unwilling to enter into this Agreement or consummate the transactions contemplated hereby.

(d)The Company and each Shareholder acknowledge and agree that (i) the provisions of this Section 6.2 are necessary and reasonable to protect the Confidential Information and the goodwill of the Company; (ii) the specific time, geography and scope of the provisions set forth in this Section 6.2 are reasonable and necessary to protect the business interests of Buyer and its Affiliates; and (iii) in the event of a breach of any agreement set forth in this Section 6.2, Buyer would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Company and each Shareholder agree that in the event of an alleged breach or threatened breach of any of the provisions set forth in this Section 6.2, in addition to such other remedies as Buyer may have at Law, Buyer shall be entitled to seek equitable relief, in the form of specific performance, or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or Order shall not affect Buyer’s right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach to the extent permitted under ARTICLE VII.
(e)If any provision of this Section 6.2 is held by a Court to be overly broad in duration, geographical coverage, substantive scope, or otherwise, that provision will be narrowed to the broadest term permitted by applicable Law and enforced as so narrowed, and such Court is hereby given express authority by the undersigned to modify the offending provisions hereof without the signature or prior consent of the Company or any Shareholder to the extent necessary to make them enforceable to the fullest extent permitted under applicable Law. Each provision of this Section 6.2 restricting the activities of the Shareholders in any way is intended to be separate from and enforceable separately from each such other provision.
(f)The restrictive covenants set forth in Section 6.2(a) shall terminate automatically and be of no further effect upon either (i) the consummation of the repurchase of the Company by the Shareholders pursuant to the Call Option Agreement, or (ii) the Buyer’s breach of any of the payment obligations or covenants set forth in Section 2.5 unless properly disputed.
(g)The restrictive covenants set forth in Section 6.2(a) shall terminate automatically and be of no further effect with respect to [***] if his employment is terminated for any reason other than for Cause.
6.3Public Announcements. Neither Buyer, the Company nor the Shareholder Representative shall issue or permit any of its respective Affiliates to issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other two parties. No other party shall issue or permit any of its respective Affiliates to issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of all other parties. Notwithstanding anything to the contrary in this Section 6.3, no party shall be prohibited from making any disclosure (a) required by applicable Laws (in which case the party required to make the release or statement shall allow the other parties reasonable time to comment on such release or statement in advance of such issuance to the extent permitted by applicable Laws and consider in good faith any comments thereto provided by such other parties) or (b) made in connection with the enforcement of any rights or remedies relating to this Agreement or the transactions contemplated hereby. The Shareholders acknowledge that pursuant to the United States securities laws, Buyer will be required to disclose the material terms of this Agreement and to file this Agreement as an exhibit to a public filing with the SEC.
6.4Post-Closing Inquiries. The Shareholders shall not take any action that is designed or intended to have the effect of discouraging any licensor, supplier, distributor, customer or any other Person from establishing and maintaining a relationship with the Company, Buyer or any of their respective Affiliates after the Closing. From and after the Closing, the Shareholders shall refer all inquiries from the Company’s business relations to Buyer and the Company.
6.5Conduct of Business. Except as expressly permitted by this Agreement, or with the prior written consent of Buyer, in its sole discretion, or as required by applicable Laws, from the date of this Agreement until the Closing Date or the earlier termination of this Agreement pursuant to Section 1.5, the Company shall (a) conduct its business in the Ordinary Course of Business and in compliance with all applicable Laws, (b) maintain and preserve intact its present business organization and the goodwill of those having business relationships with it and retain the services of its present employees, (c) maintain in full force and effect all insurance policies and (d) not take any of the actions set forth in Section 4.13 or enter into any new Material Contract unless approved in writing by Buyer.
6.6Exclusivity. The exclusivity period under that certain non-binding letter of intent dated August 5, 2024, shall continue in effect until the Closing Date or the earlier termination of this Agreement pursuant to Section 1.5.
6.7Cooperation and Exchange of Information. Buyer, Company and the Shareholders shall provide each other with such cooperation and information as any of them reasonably may request of the other in filing any required form or notice required by any Governmental Authority in connection with the transactions contemplated by this Agreement. Such cooperation and information shall include providing relevant financial statements and information necessary for the applicable party to file any reports, financial information (including pro forma financial information) required by such Governmental Authority. Prior to transferring, destroying or discarding any records of such cooperation or information, Buyer, Company or the Shareholders (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.
ARTICLE VII
SURVIVAL; INDEMNIFICATION
7.1Survival. Each of the representations and warranties contained in this Agreement or any schedule or certificate delivered by or on behalf of any party hereto pursuant to this Agreement shall survive the Closing for a period of [***] after the Closing Date; provided, however, that the Fundamental Representations and the Scheduled Representation shall remain in full force after the Closing for a period of [***] after the Closing Date. For convenience of reference, the date upon which any representation or warranty shall terminate is referred to herein as the ”Survival Date.” Unless otherwise expressly set forth in this Agreement, the covenants and agreements set forth in this Agreement shall survive the Closing and remain in effect indefinitely.
7.2Indemnification by the Shareholders.
(a)From and after the Closing, the Shareholders, severally, will indemnify, defend and hold harmless Buyer and its Subsidiaries, Affiliates, successors and assigns, and the respective Representatives of each of the foregoing (the “Buyer Indemnified Persons”), from and against any and all Losses of every kind, nature or description asserted against, or sustained, incurred, suffered or accrued directly or indirectly by, such Buyer Indemnified Person that arise out of, relate to or result from or as a consequence of any of the following:
(i)the breach or inaccuracy of any representation or warranty of the Company and the Shareholders contained in Article IV or any schedule or certificate delivered hereunder or thereunder, provided that, for purposes hereof, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material”), “Material Adverse Effect” or any similar limitations or qualifications;
(ii)the breach or non-fulfillment of, or non-compliance with, any agreement, obligation or covenant of the Company or the Shareholder Representative contained in this Agreement;
(iii)any Taxes imposed on the Company for a Pre-Closing Tax Period and any Transfer Taxes for which the Shareholders are liable pursuant to Section 6.1, any Tax of any member of an affiliated, combined, consolidated, or unitary group of which the Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law), and any Tax for a Pre-Closing Tax Period of any Person for which the Company is liable as a transferee or successor, by Contract, or by operation of Law, in each case, other than (x) Transfer Taxes for which Buyer is liable, and (y) any Taxes arising from actions of Buyer and its Affiliates on the Closing Date after the Closing outside the Ordinary Course of Business;

(iv)any inaccuracies with respect to the Closing Statement;
(v)any claim by or on behalf of any Person (including any current or former holder of any capital stock or equity interest of the Company or any instrument convertible into any capital stock or equity interest of the Company, or any heir, successor, transferee or assignee thereof) regarding this Agreement or the transactions contemplated hereby, including that such Person is entitled to receive any consideration in connection with the transactions contemplated hereby or an amount in excess of the amounts indicated on the Closing Statement or that any director of the Company breached his fiduciary duties in connection with the approval of the transactions contemplated hereby;.
(vi)any claim for any Company Product sold prior to the Closing Date; or
(vii)the breach or inaccuracy of the representation set forth on Schedule 7.2(a)(vii) (the “Scheduled Representation”).
(b)In addition to the obligations set forth in Section 7.2(a), from and after the Closing, each Shareholder, severally, shall indemnify, defend and hold harmless the Buyer Indemnified Persons from and against any and all Losses of every kind, nature or description asserted against, or sustained, incurred, suffered or accrued directly or indirectly by, such Buyer Indemnified Person that arise out of, relate to or result from or as a consequence of any of the following:
(i)the breach or inaccuracy by such Shareholder of any representation or warranty made by such Shareholder contained in Article III, provided that, for purposes hereof, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material”), “material adverse effect” or any similar limitations or qualifications; or
(ii)the breach or non-fulfillment of, or non-compliance with, any agreement, obligation or covenant of such Shareholder contained in this Agreement.
Any Losses that a Buyer Indemnified Person is entitled to recover pursuant to this Article VII shall be satisfied first from the Holdback Amount, second from the Deferred Compensation and third by each Shareholder, severally, upon demand by wire transfer of immediately available funds to an account or accounts designated in writing by such Buyer Indemnified Person.

7.3Indemnification by Buyer.
(a)From and after the Closing, the Buyer will indemnify, defend and hold harmless the Shareholders, Affiliates, successors and assigns, and the respective Representatives of each of the foregoing (the “Seller Indemnified Persons”), from and against any and all Losses of every kind, nature or description asserted against, or sustained, incurred, suffered or accrued directly or indirectly by, such Seller Indemnified Person that arise out of, relate to or result from or as a consequence of any of the following:
(i)the breach or inaccuracy of any representation or warranty of the Buyer contained in Article V or any schedule or certificate delivered hereunder or thereunder, provided that, for purposes hereof, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material”), “Material Adverse Effect” or any similar limitations or qualifications; or
(ii)the breach or non-fulfillment of, or non-compliance with, any agreement, obligation or covenant of the Buyer contained in this Agreement.
7.4Limitations on Indemnification. Subject to the provisions of Section 7.9:

(a)No indemnification shall be payable to a Person entitled to indemnity under Section 7.2 or 7.3 (an “Indemnified Person”) as a result of any Losses arising under Section 7.2(a)(i) or 7.3(a)(i), as applicable, until the aggregate amount of all Losses incurred by all Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, thereunder exceeds $[***], whereupon the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, shall be entitled to receive the full amount of all Losses ([***]); provided, however, that the foregoing shall not apply to any Losses incurred by a Buyer Indemnified Person resulting from or arising out of any breach or inaccuracy of any Fundamental Representation or the IP Representation.
(b)The maximum liability of the Shareholders, jointly and severally, for all Losses arising under this Article VII due to a breach of a Fundamental Representation or the Scheduled Representation shall not exceed an amount equal to [***].
(c)The maximum liability of the Shareholders, jointly and severally, for all Losses arising under this Article VII due to a breach of a representation or warranty that is not a Fundamental Representation (and excluding the Scheduled Representation) shall not exceed an amount equal to [***].
(d)The maximum liability of the Buyer for all Losses arising under this Article VII shall not exceed an amount equal to the Purchase Price.
(e)The obligations of a Person required to indemnify under Section 7.2 or 7.3 (an “Indemnifying Person”) to indemnify the Indemnified Persons against any Losses under this Article VII shall be reduced by insurance proceeds actually received by such Indemnified Persons net of all costs and expenses incurred in obtaining such insurance proceeds and net of any increases in premiums. For the avoidance of doubt, in no event shall an Indemnified Person be obligated to make any insurance claims or seek to recover insurance proceeds, provided, however, the Indemnified Person shall reasonably cooperate in any insurance claims made by the Indemnifying Person.
(f)Buyer Indemnified Person’s Recovery of any Loss from any Shareholder shall be limited to a percentage equal to such Shareholder’s pro rata share of the Company’s common stock sold to Buyer.
(g)In no event shall any Indemnifying Person be liable to any Indemnified Person for any exemplary or punitive damages or Losses based thereon, punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity related to the breach or alleged breach of this Agreement, or diminution in value or any damages based on any type of multiple, except to the extent payable to a Third Party with respect to a Third Party Claim.
7.5Third Party Claims.
(a)Promptly after receipt by an Indemnified Person of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give written notice to the Indemnifying Person of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any Liability that it may have to any Indemnified Person except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is materially prejudiced by the Indemnified Person’s failure to give such notice.
(b)If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 7.5(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless, at any time during the processing, handling, or prosecution of such Third-Party Claim, any of the following events occurs, arises, or becomes known to the Indemnified Person, at which time the Indemnified Person may assume and control the defense of such Third-Party Claim, notwithstanding the Indemnifying Person’s prior assumption of such defense: (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate, (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim, (iii) the Third-Party Claim involves a claim to which the Indemnified Person reasonably believes could be detrimental to or injure the Indemnified Person’s reputation, customer or supplier relations or future business prospects, (iv) the Third-Party Claim seeks non-monetary relief (except where non monetary relief is merely incidental to a primary claim or claims for monetary damages), or (v) the Third-Party Claim involves criminal allegations), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After written notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article VII for any fees of other counsel or any other legal expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation incurred prior to the Indemnifying Person take over and control of the defense of such Third-Party Claim.
(c)If the Indemnifying Person assumes the defense of a Third-Party Claim, no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person’s consent unless (A) there is no finding or admission of any violation of Law or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no Liability with respect to any compromise or settlement of such Third-Party Claims effected without its written consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within thirty (30) days after the Indemnified Person’s notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person, provided that it is conclusively determined by a court of competent jurisdiction that the claims made were within the scope of and subject to indemnification.
(d)Each Party hereby consents to the nonexclusive jurisdiction of any court in which an Action in respect of a Third-Party Claim is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Action or the matters alleged therein.
(e)With respect to any Third-Party Claim subject to indemnification under this Article VII: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Actions at all stages thereof where such Person is not represented by its own counsel in such Action, proceeding or dispute, and (ii) the Parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.
(f)With respect to any Third-Party Claim subject to indemnification under this Article VII, the Parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work product privileges. In connection therewith, each Party agrees that: (i) it will use a commercially reasonable effort, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid the production of Confidential Information (consistent with applicable Laws and rules of procedure), and (ii) all communications between any Party and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client, work product or common interest privilege.
(g)The Parties acknowledge and agree that the Shareholders Representative will act on behalf of, and with the full authority of, all Shareholders under this Section 7.5 with respect to any and all matters related to Third-Party Claims.
7.6Direct Claims. Any claim by an Indemnified Person on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Person giving the Indemnifying Person prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Person of its indemnification obligations, except and only to the extent that the Indemnifying Person forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Person shall describe the Direct

Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Person. The Indemnifying Person shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. During such thirty (30) day period, the Indemnified Person shall allow the Indemnifying Person and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Person shall assist the Indemnifying Person's investigation by giving such information and assistance (including access to the Indemnified Person's premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Person or any of its professional advisors may reasonably request. If the Indemnifying Person does not so respond within such thirty (30) day period, the Indemnifying Person shall be deemed to have rejected such claim, in which case the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person on the terms and subject to the provisions of this Agreement. If the Indemnifying Person disputes the Direct Claim (“Indemnification Dispute”) in writing with such thirty (30) day period, the Indemnifying Person and Indemnified Person shall attempt in good faith to resolve such Indemnification Dispute within twenty (20) days. If the Indemnifying Person and Indemnified Person are unable to reach agreement as to any Indemnification Dispute within such twenty (20) day time period, the Indemnified Person shall be free to pursue such remedies as may be available to the Indemnified Person on the terms and subject to the provisions of this Agreement.
7.7Indemnification Payments.
(a)All amounts payable by one Party to another pursuant to the terms of this Article VII shall be paid within thirty (30) days following final determination that such amounts are due and payable.
7.8No Subrogation. No Shareholder shall make any claim for indemnification against either the Buyer Indemnified Persons or the Company based on the fact that such Shareholder was a controlling person, director, employee or agent of the Company (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to Law, an Organizational Document, a Contract or otherwise) with respect to any claim brought by a Buyer Indemnified Person against any Shareholder under or relating to this Agreement or any Related Agreement or the transactions contemplated hereby or thereby. With respect to any claim brought by a Buyer Indemnified Person against any Shareholder under or relating to this Agreement, any Related Agreement or the transactions contemplated hereby or thereby, each Shareholder expressly waives any right of subrogation, contribution, advancement, indemnification or other claim against the Company with respect to any indemnification obligation or any other liability to which such Shareholder may become subject under or in connection with this Agreement.
7.9Fraud and Related Claims; Characterization of Payments. Notwithstanding any provision of this Agreement to the contrary, nothing contained in this Agreement shall in any way limit, impair, modify or otherwise affect the rights of an Indemnified Person to bring any claim, demand, suit or cause of action otherwise available to such Indemnified Person based upon, or to seek or recover any Losses arising from or related to, nor shall any of the limitations set forth in Sections 7.1 and 7.4 apply with respect to, an allegation or allegations of fraud, willful misconduct, or willful or intentional misrepresentation in connection with this Agreement or any of the Related Agreements or the transactions contemplated hereby or thereby. The parties agree that any payment pursuant to an indemnification obligation under this Article VII shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by Law.
7.10Knowledge and Investigation. The right of any Indemnified Person to indemnification pursuant to this Article VII will not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy of any representations or warranty, or performance of or compliance with any covenant or agreement hereunder. The waiver of any condition contained in this Agreement or in any Related Agreement based on the breach of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right of any Indemnified Person to indemnification pursuant to this Article VII based on such representation, warranty, covenant or agreement.

7.11 Exclusive Remedies. Subject to Section 7.9, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Parties hereto and their Affiliates and each of their respective representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this ARTICLE VII. Nothing in this Section 7.11 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled.
7.12Shareholder Representative.
(a)Appointment. Each Shareholder irrevocably nominates, constitutes and appoints the Shareholder Representative with full power of substitution, to act in the name, place and stead of the Shareholders for purposes of executing any documents and taking any actions that the Shareholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate with respect to this Agreement and the Call Option Agreement and to take any and all actions and make any decisions required or permitted to be taken by Shareholder Representative pursuant to this Agreement or any Related Agreement, including, but not limited to, the exercise of the power to:
(i)give and receive notices and communications;
(ii)resolve, satisfy or take any other action, or forbear from action, related to any claim for indemnification, compensation or reimbursement under this Article VII or set-off in satisfaction of claims;
(iii)take any action or forbear from action related to Article II hereof;
(iv)execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Related Agreement;
(v)make all elections or decisions contemplated by this Agreement and any Related Agreement, including any decision to exercise or not exercise the call option described in the Call Option Agreement;
(vi)engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist Shareholder Representative in complying with its duties and obligations; and
(vii)take all actions necessary or appropriate in the good faith judgment of Shareholder Representative for the accomplishment of the foregoing.
(b)Authority. Each Shareholder grants to the Shareholder Representative full authority to execute, deliver, acknowledge, certify and file on behalf of each such Shareholder (in the name of any or all of the Shareholders or otherwise) any and all documents that the Shareholder Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Shareholder Representative may, in its sole discretion, determine to be appropriate, in performing its duties as contemplated by this Agreement. Notwithstanding anything in any this Agreement or a Related Agreement to the contrary, (i) each of the Buyer and each other Indemnified Person shall be entitled to deal exclusively with the Shareholder Representative on all matters relating to this Agreement and (ii) Buyer, each Buyer Indemnified Person, and each Shareholder shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholder Representative and on any other action taken or purported to be taken on behalf of any Shareholder by the Shareholder Representative as fully binding upon such Shareholder. Notices or communications to or from Shareholder Representative shall constitute notice to or from each of the Shareholders. A decision, act, consent or instruction of the Shareholder Representative, including an amendment, extension or waiver of this Agreement pursuant to Section 8.3, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders. Buyer and the Company may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. Buyer and the Company are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.
(c)Power of Attorney. The Shareholders recognize and intend that the power of attorney granted to the Shareholder Representative (i) is coupled with an interest and is irrevocable, (ii) may be delegated by the Shareholder Representative and (iii) shall survive the death, dissolution or incapacity, as applicable, of each of the Shareholders.
(d)Replacement. If the Shareholder Representative is dissolved, resigns or is otherwise unable to fulfill its responsibilities hereunder, the Shareholders will (by consent of the Shareholders, who immediately prior to the Closing, hold at least a majority of the issued and outstanding capital stock of the Company), within ten (10) days after such dissolution, resignation or inability, appoint a successor to the Shareholder Representative reasonably satisfactory to Buyer. Any such successor shall succeed the Shareholder Representative as the Shareholder Representative hereunder. If for any reason there is no Shareholder Representative at any time, all references herein to the Shareholder Representative shall be deemed to refer to the Shareholders who, immediately prior to the Closing, hold at least a majority of the issued and outstanding capital stock of the Company.
(e)Indemnification; Shareholder Representative Expenses. The Shareholder Representative shall not be liable to the Shareholders for any action taken or omitted to be taken by it as the Shareholder Representative except in the case of willful misconduct or gross negligence. The Shareholders shall severally, but not jointly, indemnify the Shareholder Representative and hold the Shareholder Representative harmless from and against all Shareholder Representative Expenses.
7.13General Release of Claims. Effective as of the Closing Date, each Shareholder, on behalf of such Shareholder and each of such Shareholder’s Affiliates, advisors, heirs, legal representatives, successors and assigns (collectively, the “Releasors”), completely releases, acquits and forever discharges, to the fullest extent permitted by Law, Buyer, the Company, and their respective Affiliates and each of their respective current, former and future officers, directors, employees, agents, advisors, successors and assigns (collectively, the “Releasees”) from any losses, liabilities, suits, actions, debts or rights, whether fixed or contingent, known or unknown, matured or unmatured, arising out of, relating to, or in any manner connected with any matter, facts, events or circumstances, or any actions taken, at or prior to the consummation of the transactions contemplated hereby that any Releasor ever had, now has, or may have in the future against the Releasees (collectively, the “Released Matters”), provided that, the foregoing shall not release Buyer from any of its obligations arising under this Agreement or any Related Agreement (collectively, the “Release of Claims”). Effective as of the Closing Date, none of the Shareholder Representative or any Shareholder shall, and none of the foregoing Persons shall cause or permit their respective equity holders, Subsidiaries, Affiliates, employees, agents, advisors, heirs, legal representatives, successors or assigns to, assert any claims against the Releasees in respect of the Released Matters. Each Shareholder expressly waives, on behalf of such Shareholder and such Shareholder’s Releasors, all rights afforded by any statute which limits the effect of a release with respect to unknown claims. Each Shareholder understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims. Each Shareholder acknowledges and agrees that this waiver is an essential and material term of this Agreement.
ARTICLE VIII
MISCELLANEOUS
8.1Entire Agreement. This Agreement, together with the schedules and exhibits hereto, the Related Agreements and all other ancillary agreements, documents and instruments to be delivered in connection herewith contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior discussions, negotiations, proposals, undertakings, understandings and agreements, either oral or written, with respect thereto; provided, however, that the Confidentiality Agreement shall survive the execution of this Agreement until the Closing, at which time it shall terminate, other than the provisions thereof that survive such termination in accordance with the terms of the Confidentiality Agreement.
8.2Assignment. None of the Company or any Shareholder may assign, delegate or otherwise transfer this Agreement or any of their respective rights, interests or obligations hereunder, without the prior written consent of Buyer, and any attempt to do so will be null and void ab initio. From the Effective Date until sixty (60) days following December 31, 2029, Buyer may not assign, delegate or otherwise transfer this Agreement or any of its rights, interests or obligations hereunder, without the prior written consent of the Shareholder Representative, and any attempt to do so will be null and void ab initio; provided, however, that Buyer may transfer or assign this Agreement without such prior written consent to an Affiliate or to its successor in interest by way of merger, acquisition, or sale of all or substantially all of its assets provided that the assignee or successor entity expressly agrees in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon the parties hereto, and each party’s successors, heirs, estates, executors, administrators and permitted assigns. For the avoidance of doubt, nothing contained herein shall prevent Buyer from granting an Emission Instrument License to a third party.
8.3Amendment and Waiver. This Agreement may be amended only by an instrument in writing specifically amending this Agreement signed by Buyer and the Shareholder Representative. No waiver by any party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.
8.4Expenses. All fees, costs and expenses incurred by such party to third parties in connection with this Agreement and the transactions contemplated hereby, including legal, accounting and broker’s fees (collectively, “Transaction Expenses”) shall be paid by the party incurring such Transaction Expenses, whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, in the event that a party institutes an Action to enforce its rights under this Agreement or any Related Agreement, the prevailing party in such Action shall be entitled to recover its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with such Action from the losing party.
8.5Counterparts. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of all parties, but all of which counterparts when taken together will constitute one and the same agreement. This Agreement shall become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by electronic delivery, including by email of a .pdf signature page, and each such counterpart signature page will constitute an original for all purposes.
8.6Governing Law; Jurisdiction; Venue; Service of Process.
(a)This Agreement shall be governed by the Laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause application of the Laws of any jurisdiction other than the State of Delaware.
(b)All Actions arising out of or relating to this Agreement and the transactions contemplated hereby shall be heard and determined in any state or federal Court sitting in the State of Delaware. Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of the state Courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby and each of the parties to this Agreement irrevocably agrees that all claims in respect of such Action may be heard and determined exclusively in any

Delaware state or federal Court sitting in the State of Delaware. Each of the parties to this Agreement consents to service of process by delivery pursuant to Section 8.10 and agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c)Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR OTHERWISE IN RESPECT OF THIS AGREEMENT OR THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY
8.7Specific Performance. The rights and remedies of the parties hereto shall be cumulative. The transactions contemplated by this Agreement are unique transactions and any failure on the part of any party to complete the transactions contemplated by this Agreement on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the other parties hereto irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the parties hereto for a breach or threatened breach of this Agreement, the parties shall be entitled to seek specific performance of this Agreement and seek injunctive relief restraining any such party from such breach or threatened breach. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert as the defense that a remedy at law would be adequate.
8.8Interpretation. The schedules and exhibits attached hereto are an integral part of this Agreement. All schedules and exhibits attached to this Agreement are incorporated herein by this reference and all references herein to this “Agreement” means this Agreement together with all such schedules and exhibits. When a reference is made in this Agreement to Sections, subsections, schedules or exhibits, such reference shall be to a Section, subsection, schedule or exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “$” means Dollars of the United States of America calculated, when necessary, at the average of the daily noon buying rates of the Federal Reserve Bank of New York for the U.S. Dollar for each business day of the period that begins thirty (30) days prior to the date hereof and continues until five (5) days prior to the date hereof. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.
8.9Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.
8.10Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, electronic mail (in portable document format), with confirmation as provided below addressed as follows:
If to Buyer or the Company (following the Closing):
c/o Quanterix Corporation
900 Middlesex Turnpike
Billerica, MA 01821
Email: legal@quanterix.com
Attention: Legal Dept.

If to the Shareholder Representative:
Van Chandler
[***]
[***]
with copies to (which shall not constitute notice):
Potts Blacklock Senterfitt, PLLC
4800 Bee Cave Rd., Suite 100
Austin, Texas 78746
Email: lpotts@pbsattorneys.com
Attn: Lee Potts

If to a Shareholder, the address of such Shareholder set forth on Schedule II hereto.
or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of an overnight courier, on the next Business Day after the date when sent, and (c) in the case of electronic mail, upon confirmed receipt. Rejection or other refusal to accept or the inability to deliver a notice, request, demand, claim or other communication hereunder because of a changed address, electronic mail address or changed facsimile number (if a facsimile number had been given) of which no notice was given as herein required shall be deemed to be receipt of the notice, request, demand, claim or other communication sent.
8.11Representation by Counsel. Each party hereto acknowledges that it has been or has had an opportunity to be advised by legal counsel retained by such party in its sole discretion. Each party acknowledges that such party has had a full opportunity to review this Agreement and all related exhibits, schedules and ancillary agreements and to negotiate any and all such documents in its sole discretion, without any undue influence by any other party hereto or any third party.
8.12Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
8.13Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any Person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities whatsoever, except to the extent that such third person is an Indemnified Person in respect of the indemnification provided in accordance with Article VII. The representations and warranties contained in this Agreement are for the sole benefit of the parties hereto and no other Person may rely on such representations and warranties for any purpose whatsoever.
8.14Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUR OF OR RELATING TO THIS AGREEMENT, THE RELATED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Remainder of page intentionally left blank; signature pages follow]

NOW THEREFORE, the parties hereto have executed or caused this Stock Purchase Agreement to be executed by their duly authorized representatives, as of the date first written above.
COMPANY:
EMISSION INC.

By: /s/ Van Chandler
Name: Van Chandler
Title: CEO

BUYER:
QUANTERIX CORPORATION

By: /s/ Masoud Toloue
Name: Masoud Toloue
Title: President and CEO

SHAREHOLDERS:
PERFUSION LLC
/s/ Gilberto Villacorta
By: Gilberto Villacorta
Title: President

TAHLEQUANT INC.
/s/ Van Chandler
By: Van Chandler
Title: President

MICROSPHERE DESIGN LABS, INC.
/s/ Don Chandler
By: Don Chandler
Title: Director

NEW ERA BIOTOOLS, INC.
/s/ Matthew Grow
By: Matthew Grow
Title: Director

/s/ Gilberto Villacorta
Name: Gilberto Villacorta

/s/ Van Chandler
Name: Van Chandler

/s/ Don Chandler
Name: Don Chandler

/s/ Jason Bedre
Name: Jason Bedre

/s/ Glenn Chandler
Name: Glenn Chandler

/s/ Matthew Grow
Name: Matthew Grow

SHAREHOLDER REPRESENTATIVE:

/s/ Van Chandler
Van Chandler

            Annex A

[***]

A-1

            Annex A

A-2

Schedule I

CERTAIN DEFINITIONS
“Action” means any suit, action, arbitration, cause of action, claim, complaint, prosecution, audit, inquiry, investigation, governmental or other proceeding, whether civil, criminal, administrative, investigative or informal, at law or at equity, before or by any Court, Governmental Authority, arbitrator or other tribunal.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person, including any partnership or joint venture in which one Person (either alone, or through or together with any other Subsidiary) has, directly or indirectly, an interest of ten percent (10%), or more; and “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other securities, as trustee or executor, by Contract or credit arrangement or otherwise.
“Analyte” means any molecule or molecules for which a Bead-based Assay is used to specifically bind, detect, quantify, or otherwise interact with.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, and all other Laws concerning corruption, fraud, theft, embezzlement, bribery, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation, controlled substance or sanctions/embargoes or that prohibit the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any Government Authority or any other Person.
“Approval” means any license, permit, consent, approval, authorization, registration, filing, waiver, exemption, clearance, qualification or certification, including all pending applications therefor or renewals or amendments thereof, issued by, made available by or filed with any Government Authority, and including for the avoidance of doubt all Regulatory Approvals.
“Assay” means a test for the detection or quantification of a specific Analyte or set of Analytes from a Sample.
“Assay Kit” means a collection of all unique reagents required to conduct a specific Assay.
“Assay Plex” means the number of unique Analytes tested in an Assay.
“Beads” means microspheres of any composition and with a diameter between 0.1um and 30um and the manufacturing of which is Company-Owned Intellectual Property.
“Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted to close in the Commonwealth of Massachusetts or the State of Texas.
“Call Option Agreement” means that certain agreement pursuant to which the Shareholders will be granted by Buyer, subject to certain conditions, a call right for the 100% of the issued and outstanding shares of the Company, attached as Exhibit B.
“Cause” means the occurrence of any of the following: (i) theft, fraud, embezzlement, misappropriation of assets or property of Buyer or the Company, or material violation of any non-competition, non-solicitation, confidentiality or assignment Agreements; (ii) dishonesty, gross negligence, misconduct, neglect of duties, or breach of fiduciary duty to Buyer or the Company; (iii) violation of federal or state securities laws; (iv) breach of an employment, consulting or other agreement with Buyer or the Company; (v) the conviction of a felony, or any crime involving moral turpitude, including a plea of guilty or nolo contendere; or (vi) continued, willful and deliberate non-performance of duties (other than by reason of physical or mental illness, incapacity or disability).
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Schedule I
“Code” means the Internal Revenue Code of 1986, as amended, and all Regulations promulgated thereunder.
“Company Intellectual Property” means all Intellectual Property and Technology owned, licensed, used or held by the Company.
“Company Licensed Intellectual Property” means all Company Intellectual Property licensed by the Company.
“Company Plans” means (a) “employee benefit plans” (as defined in Section 3(3) of ERISA, as amended), (b) individual employment, consulting, change in control, severance or other agreements or arrangements and (c) other benefit plans, policies, agreements or arrangements, including bonus or other incentive compensation, equity-based compensation, deferred compensation, profit sharing, change in control, severance, pension, retirement, welfare, sick leave, vacation, loans, salary continuation, health, dental, disability, flexible spending account, service award, fringe benefit, life insurance and educational assistance plan, policies, agreements or arrangements, whether written or oral, under which any employee, consultant or director of the Company participates and which is maintained, contributed to or participated in by the Company, or with respect to which the Company has or may have any obligation or liability, contingent or otherwise.
“Company Products” means, as of the date hereof, the Emission Beads, the Emission Instruments and the Emission PCBA.
“Company-Owned Intellectual Property” means all Company Intellectual Property other than the Company Licensed Intellectual Property.
“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of August 5, 2024, by and between the Company and Buyer.
“Contract” means any loan agreement, indenture, letter of credit (including related letter of credit applications and reimbursement obligations), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, invoice, quotation, purchase order, sales order, lease, endorsement agreement, and any other agreement, contract, instrument, obligation, offer, commitment, plan, arrangement, understanding or undertaking, written or oral, express or implied, to which a Person is a party or by which any of its properties, assets or Intellectual Property may be bound or affected, in each case as amended, supplemented, waived or otherwise modified.
“Copyrights” has the meaning ascribed thereto under the definition of “Intellectual Property.”
“Court” means any court or arbitration tribunal of any country or territory, or any state or other subdivision thereof.
“Custom Beads” means all Emission Beads that are not Simoa Beads or Red Beads.
“Data Point” means one (1) Test Sample multiplied by the number of Assay Plex, as indicated on the label of the relevant Assay Kit. For example, in the case of an Assay Plex of 10 Analytes, a data point will be equal to 1 Test Sample x 10 Assay Plex = 10 Data Points.
“Emission Beads” means all Beads developed by the Company using Company-Owned Intellectual Property and includes Simoa Beads, Red Beads, and Custom Beads.
“Emission Dyeing” means the process of bead dye synthesis developed by the Company.
2

Schedule I
“Emission Instrument” means any instrument developed by the Company and manufactured using Company-Owned Intellectual Property but excluding any Simoa Instrument. For the avoidance of doubt, Emission Instruments do not include Simoa Instruments.
“Emission Instrument License” means a license granted by Buyer to a third party to the Intellectual Property and Technology embodied in an Emission Instrument that would allow such third party to develop, have developed, make, have made, use, offer for sale, sell and have sold Emission Instruments.
“Emission PCBA” means the high speed data capture printed circuit board assembly that converts light levels into digital values (i) for which the Company owns the design or (ii) into which the Company’s design is incorporated.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all Regulations promulgated thereunder.
“Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Power; Authorization; Execution and Delivery; Valid and Binding Agreement), 3.2 (No Breach), 3.3 (Ownership of Shares), 3.4 (Brokerage), 4.1 (Organization, Good Standing and Qualification), 4.2 (Authorization), 4.3 (Valid and Binding Agreements), 4.4 (Consents and Approvals), 4.5 (No Violation), 4.6 (Capitalization), 4.7 (No Subsidiaries), 4.9(a) (Assets), 4.18  (Taxes), 4.20 (Transactions with Affiliates), 4.22(c) (Intellectual Property - Title), 4.24 (Absence of Restrictions on Business Activities), 4.32 (Foreign Operations, Export Controls, Certain Business Practices) and 4.33 (No Brokers).
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means (a) any nation, state, county, city, town, municipality, district, territory or other jurisdiction of any nature, (b) any federal, state, municipal or local governmental or quasi-governmental entity or authority of any nature, (c) any Court or tribunal exercising or entitled to exercise judicial authority or power of any nature, (d) any multinational organization or body exercising any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature and (e) any department or subdivision of any of the foregoing, including any commission, branch, board, bureau, agency, official or other instrumentality exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
“Hazardous Material” means any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance or oil or other petroleum product, as any of the foregoing may be defined in any environmental Law.
“Indebtedness” means Liabilities (including Liabilities for principal, accrued interest, pre-payment and other penalties, fees and premiums) (a) for borrowed money, or with respect to deposits or advances of any kind, (b) evidenced by bonds, debentures, notes or similar instruments, (c) upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase of the Company Products in the Ordinary Course of Business), (d) under conditional sale or other title retention agreements, (e) issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the Ordinary Course of Business and paid when due), (f) of others secured by (or for which the holder of such Liabilities has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by the Person in question whether or not the obligations secured thereby have been assumed and (g) under leases required to be accounted for as capital leases in accordance with the Company’s historical accounting practices.
“Intellectual Property” means rights associated with (a) trademarks, service marks, trade names, trade dress, designs, logos, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (whether registered or not, but including any registrations and applications for any of the foregoing) (collectively, “Trademarks”), (b) patents (including any pending applications, any registrations, patents or patent applications based on applications that are continuations, continuations-in-part, divisional, reexamination, reissues, renewals of
3

Schedule I
any of the foregoing and applications and patents granted on applications that claim the benefit of priority to any of the foregoing) (collectively, “Patents”), (c) copyrights (including any registrations, applications and renewals for any of the foregoing) and other rights of authorship, whether registered or not (collectively, “Copyrights”), (d) the protection of trade secrets and other confidential or proprietary information (collectively, “Trade Secrets”), and (e) any other proprietary rights relating to Technology, including any analogous rights to those set forth above.
“Instrument” means any combination of device or software capable of measuring the presence or amount of one or more molecules from a biological sample. Any Bead-reading device is an Instrument.
“Knowledge of the Company” means (a) the actual knowledge of any Shareholder or (b) any knowledge which could reasonably have been obtained by any such Shareholder upon reasonable investigation.
“Laws” means all laws, statutes, codes, written policies, licensing requirements, ordinances and Regulations of any Governmental Authority including all Orders having the effect of law in each such jurisdiction.
“Leased Real Property” means that certain property and premises located at 2500 Northeast Inner Loop, Building 1, Suite 2, Georgetown, TX.
“Liabilities” means any debts, liabilities, obligations, claims, charges, damages, demands and assessments of any kind, including those with respect to any Governmental Authority, whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated, whenever or however arising (including, those arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.
“Lien” means any mortgage, easement, right of way, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, power of sale, hypothecation, retention of title, conditional sale or credit sale agreement, factoring arrangement, right of pre-emption, right of first refusal, or restriction or adverse claim of any kind or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or any other encumbrance or exception to title of any kind.
“Losses” means losses, damages, Liabilities, demands, Taxes, sanctions, deficiencies, assessments, judgments, costs, interest, penalties, Orders, Liens, Actions, bonds, dues, fines, fees costs (including costs of investigation, defense and enforcement of this Agreement and the Related Agreements), amounts paid in settlement and expenses (in each case, including reasonable attorneys’ and experts’ fees and expenses, ), whether or not involving a Third Party Claim.
“Material Adverse Effect” means a material adverse effect on the Company or its assets, properties, condition (financial or otherwise), prospects, operations or results of operations or the Company’s ability to perform its obligations as contemplated in this Agreement or any Related Agreement, provided, however, that any determination of whether there has been a Material Adverse Effect shall not include any effect that (a) generally affects the industry in which the Company operates so long as the Company is not disproportionately affected thereby relative to other participants in such industry, (b) results from general economic conditions in any country where the Company’s business is conducted so long as the Company is not disproportionately affected relative to the other companies therein or (c) results from the taking of any action specifically required to be taken by this Agreement.
“Net Sales” means the gross amount received by Buyer from the sale of the relevant product less: (i) customary trade, quantity, quality, distribution level and payment discounts and rebates; (ii) amounts repaid or credited by reason of rejection or return; (iii) shipping and handling costs; (iv) any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a product and that is paid by Buyer (but in all events will exclude any taxes levied on income); and (v) allowances and credits on account of retroactive price reduction. Transfer of any product between Buyer and its Affiliates, or between its Affiliates, shall not be a “sale”
4

Schedule I
under Net Sales. Currency conversions made in calculating Net Sales shall be calculated based on the ordinary course of business of Buyer and in accordance with GAAP.
“Net Working Capital” means (i) accounts receivable, (ii) plus inventory, (iii) minus accounts payable, (iv) minus liabilities.
“Open Source Software” means any Software that is distributed as “freeware,” “free software,” “open source software” or under a similar licensing or distribution model. Open Source Software includes any Software and other material distributed under any license listed or that is substantially similar to any license listed at http://www.opensource.org/licenses.
“Order” means any final, non-appealable judgment, order, writ, injunction, ruling, decision or decree of, or any settlement under the jurisdiction of any Court or Governmental Authority.
“Ordinary Course of Business” means the operation of the Company’s business by the Company in the ordinary course in a manner consistent with past practices.
“Organizational Documents” means, with respect to any corporation, those instruments that at the time constitute its corporate charter as filed or recorded under the Laws of the jurisdiction of its incorporation, including its certificate or articles of incorporation and its bylaws, in each case including all amendments thereto, as the same may have been restated and, with respect to any other entity, the equivalent organizational, constitutional or governing documents of such entity.
“Patents” has the meaning ascribed thereto under the definition of “Intellectual Property.”
“Permitted Exceptions” means (i) statutory Liens for current Taxes, assessments, fees and other charges by Governmental Authorities that are not due and payable as of the Closing Date, (ii) easements, rights of way, zoning ordinances, and other similar encumbrances affecting Leased Real Property; (iii) liens arising under equipment leases with third parties entered into in the ordinary course of business; or (iv) other imperfections of title or encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.
“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other legal entity or Governmental Authority.
“Post-Closing Tax Period” means any taxable period beginning after the Closing Date, and, with respect to any Straddle Period, the portion of such taxable period beginning after the Closing Date.
“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.
“Protected Information” means any personal information about an identifiable individual as defined the applicable Laws relating to privacy, including information regarding the Company’s employees, suppliers, customers, directors, officers or stockholders.
“Real Property Lease” means the commercial lease agreement dated November 22, 2021 between the Company and Civic Center Dr N&G LLC for the lease of the Leased Real Property.
“Recall” means any recall, removal, market withdrawal, replacement, field action, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action to wholesalers, distributors, retailers, healthcare professionals or patients (including any action required to be reported or for which records must be maintained under 21 C.F.R. Part 806).
“Red Beads” means microspheres with a functionalized surface and [***] developed by the Company or manufactured using Company-Owned Intellectual Property.
5

Schedule I
“Regulation” means any rule or regulation of any Governmental Authority.
“Regulatory Approval” means, with respect to a country, any and all Approvals, licenses, permits registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell, market or clinically investigate a Company Product in such country, including, where applicable and as required, (a) pricing or reimbursement approval in such country, (b) pre- and post-approval investigational and marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto and any investigational device exemptions), (c) labeling approval and (d) technical, medical and scientific licenses (including CE-marks).
“Regulatory Authority” means any Governmental Authority or regulator with jurisdiction over the Company Products or otherwise exercising authority with respect to the testing, approval, clearance, manufacture, storage, distribution, use, promotion, marketing, sale and importation of the Company Products.
“Related Agreements” means the Retention Agreements, the Share Powers, and the Call Option Agreement.
“Representative” means, with respect to any specified Person, such Person’s officers, directors, employees, accountants, financial advisors, counsel and other representatives or agents.
“Retention Agreements” means employment agreements with each of Matt Gross, Jason Bedre and Saylor Schreiber.
“SEC” means the United States Securities and Exchange Commission.
“Shareholder Representative Expenses” means any loss, liability or expense of any nature incurred by the Shareholder Representative arising out of or in connection with the administration of its duties as the Shareholder Representative, including reasonable legal fees and other costs and expenses of defending or preparing to defend against any claim or liability in the premises, unless such loss, liability or expense is caused by the Shareholder Representative’s willful misconduct or gross negligence.
“Shareholders Agreement” means the Shareholders Agreement, dated January 6, 2020, by and among the Company and the Shareholders (as defined therein).
“Simoa Beads” means Beads manufactured and dyed using Company-Owned Intellectual Property specifically for use on the Simoa Instrument.
“Simoa Instrument” means an Instrument built specifically for the Buyer that uses both Company-Owned Intellectual Property and Buyer-Owned Intellectual Property or any future Instrument developed by Buyer or Company that use both Company-Owned Intellectual Property and Buyer-Owned Intellectual Property.
“Software” means computer programs, known by any name, including all versions thereof, and all related documentation, training manuals and materials, user manuals, technical and support documentation, source code and object code, code libraries, debugging files, linking files, program files, data files, computer and related data, field and date definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, macros, scripts, compiler directives, program architecture, design concepts, system designs, program structure, sequence and organizations, screen displays and report layouts and all other material related to any such computer programs.
“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, at least fifty percent (50%) of the stock or other equity interests in such entity.
6

Schedule I
“Taxes” or “Tax” means all taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any Governmental Authority, including those on or measured by or referred to as income, branch, franchise, profits, gross receipts, capital, ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, health insurance, employer health, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, employment insurance and unemployment insurance payments and workers’ compensation premiums, and interest, fines, penalties and additions to tax imposed with respect thereto.
“Tax Liability” means the amount of Tax incurred by the entity or person.
“Tax Returns” means any and all returns, declarations, reports, claims for refunds, elections and information returns or statements relating to Taxes, including all schedules or attachments thereto and including any amendment thereof, required to be filed with any Governmental Authority, including consolidated, combined and unitary tax returns.
“Taxing Authority” means any federal, state, local, or foreign governmental body (including any subdivision, agency, or commission thereof), or any quasi-governmental body, in each case, exercising authority in respect of Taxes.
“Technology” means any or all of the following: (a) works of authorship, including Software, (b) inventions (whether or not patentable), discoveries, improvements, and technology, (c) proprietary and confidential information, trade secrets, ideas and know-how, (d) databases, data compilations and collections and technical data, (e) domain names, web addresses and sites, (f) tools, methods and processes, and (g) any and all instantiations or embodiments of the foregoing in any form and embodied in any media.
“Test Sample” means a mix of molecules from a specific source or collection of sources and contained in a single container such as a tube or single well in a multi-well microplate and on which an Assay is conducted.
“Trade Secrets” has the meaning ascribed thereto under the definition of “Intellectual Property.”
“Trademarks” has the meaning ascribed thereto under the definition of “Intellectual Property.”

7

Schedule II
SHAREHOLDERS

Beneficial Owner	Stockholder of Record	# Shares Owned	Address
Gilberto Villacorta	Perfusion LLC	[***]	[***]
Van Chandler	Tahlequant Inc.	[***]	[***]
Don Chandler	Microsphere Design Labs, Inc.	[***]	[***]
Jason Bedre	Microsphere Design Labs, Inc.	[***]	[***]
Glenn Chandler	Glenn Chandler	[***]	[***]
Glenn Chandler	Tahlequant Inc.	[***]	[***]
Matthew Grow	Matthew Grow	[***]	[***]
Matthew Grow	New Era Biotools, Inc.	[***]	[***]

II-1

Schedule II

II-1